AUGUSTA PARTNERS, L.P.
                     One World Financial Center, 31st Floor
                               200 Liberty Street
                            New York, New York 10281

                  OFFER TO PURCHASE $50,000,000 OF OUTSTANDING
                    PARTNERSHIP INTERESTS AT NET ASSET VALUE
                             DATED DECEMBER 1, 1999

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                         12:00 MIDNIGHT, NEW YORK TIME,
           ON FRIDAY, DECEMBER 31, 1999, UNLESS THE OFFER IS EXTENDED

To the Partners of
Augusta Partners, L.P.:

      Augusta Partners, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the "Partnership"), is offering to purchase for cash on the terms and conditions set forth in this offer to purchase ("Offer to Purchase") and the related letter of transmittal ("Letter of Transmittal," which together with the Offer to Purchase constitutes the "Offer") up to $50,000,000 of interests in the Partnership or portions thereof pursuant to tenders by partners at a price equal to their net asset value as of December 31, 1999, if the Offer expires on December 31, 1999, and otherwise, their net asset value on such later date as corresponds to any extension of the Offer. (As used in this Offer, the term "Interest" or "Interests," as the context requires, shall refer to the interests in the Partnership and portions thereof representing beneficial interests in the Partnership.) This Offer is being made to all partners of the Partnership and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Partnership's Second Amended and Restated Limited Partnership Agreement dated as of February 10, 1999 (the "L.P. Agreement").

      If you desire to tender all or any portion of your Interest in the Partnership in accordance with the terms of the Offer, you should complete and sign the attached Letter of Transmittal and send or deliver it to the Partnership in the manner set forth below.

                                    IMPORTANT

      NEITHER THE PARTNERSHIP NOR ANY OF ITS GENERAL PARTNERS MAKES ANY RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. LIMITED PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE PARTNERSHIP AS TO WHETHER LIMITED PARTNERS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP.

      THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      Questions and requests for assistance and requests for additional copies of the Offer may be directed to the Partnership's service agent:

                                    PFPC Inc.
                                    P.O. Box 219
                                    Claymont, Delaware 19703
                                    Phone: (888) 697-9661
                                           (888) 520-3280
                                    Fax: (302) 791-3225
                                         (302) 791-2387

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
1.   Background and Purpose of the Offer.....................................4
2.   Offer to Purchase and Price.............................................4
3.   Amount of Tender........................................................5
4.   Procedure for Tenders...................................................6
5.   Withdrawal Rights.......................................................7
6.   Purchases and Payment...................................................7
7.   Certain Conditions of the Offer.........................................9
8.   Certain Information About the Partnership...............................9
9.   Certain Federal Income Tax Consequences................................10
10.  Miscellaneous..........................................................11

Annex A Financial Statements

      1. BACKGROUND AND PURPOSE OF THE OFFER. The purpose of the Offer is to provide liquidity to limited partners for Interests, as contemplated by and in accordance with the procedures set forth in the Partnership's Confidential Memorandum dated February 1999, as supplemented quarterly (the "Confidential Memorandum"), and the L.P. Agreement. The Confidential Memorandum and the L.P. Agreement, which were provided to each partner in advance of subscribing for Interests, provide that the Individual General Partners have the discretion to determine whether the Partnership will purchase Interests from time to time from partners pursuant to written tenders. The Confidential Memorandum also states that Augusta Management, L.L.C., the manager of the Partnership (the "Manager"), expects that generally it will recommend to the Individual General Partners that the Partnership purchase Interests from limited partners at the end of each year. The Partnership offered to purchase Interests from limited partners effective as of December 31, 1997 and December 31, 1998 pursuant to written tenders. Those were the first two tender offers made by the Partnership. In light of the fact that there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Partnership, the Individual General Partners have determined, after consideration of various matters, including but not limited to those set forth in the Confidential Memorandum, that the Offer is in the best interests of limited partners of the Partnership in order to provide liquidity for Interests as contemplated in the Confidential Memorandum and the L.P. Agreement. The Individual General Partners intend to consider the continued desirability of the Partnership making an offer to purchase Interests at the end of each year, but the Partnership is not required to make any such offer.

      The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Partnership of partners who do not tender Interests. Partners who retain their Interests may be subject to increased risks that may possibly result from the reduction in the Partnership's aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. However, the Partnership believes that this result is unlikely given the nature of the Partnership's investment program. A reduction in the aggregate assets of the Partnership may result in partners who do not tender interests bearing higher costs to the extent that certain expenses borne by the Partnership are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing limited partners on January 1, 2000.

      Interests that are tendered to the Partnership in connection with this Offer will be retired, although the Partnership may issue new Interests from time to time in transactions not involving any public offering conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. The Partnership currently expects that it will accept subscriptions for Interests as of January 1, 2000 and on the first day of each calendar quarter thereafter, but is under no obligation to do so.

      2. OFFER TO PURCHASE AND PRICE. The Partnership will, upon the terms and subject to the conditions of the Offer, purchase up to $50,000,000 of those outstanding Interests that are properly tendered by and not withdrawn (in accordance with Section 5 below) prior to 12:00 Midnight, New York time, on Friday, December 31, 1999 (such time and date being hereinafter called the "Initial Expiration Date"), or such later date as corresponds to any extension of the Offer. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Partnership reserves the right to extend, amend or cancel the Offer as described in Sections 3 and 7 below. The purchase price of an Interest tendered will be its net asset value as of the close of business on the Expiration Date, payable as set forth in Section 6. As of the close of business on October 31, 1999, the estimated unaudited net asset value of an Interest corresponding to an initial capital contribution of $150,000 on the following closing dates of the Partnership was:

                                             Unaudited Net Asset Value
              Closing Date                     as of October 31, 1999
              ------------                   -------------------------
              September 4, 1996                    $ 321,605.47
              October 1, 1996                      $ 296,773.69
              January 1, 1998                      $ 232,916.40
              January 1, 1999                      $ 204,387.89
              April 1, 1999                        $ 211,209.00
              July 1, 1999                         $ 161,757.26
              October 1, 1999                      $ 155,914.91

      As of the close of business on October 31, 1999, there was approximately $184,928,276 outstanding in capital of the Partnership held in Interests (based on the unaudited net asset value of such Interests). Partners may obtain weekly current net asset value information until the expiration of the Offer, and daily net asset value information during the last five business days of the Offer, by contacting PFPC Inc. ("PFPC"), at the telephone numbers or address set forth on page 2, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).

      3. AMOUNT OF TENDER. Subject to the limitations set forth below, limited partners may tender their entire Interest or a portion of their Interest. However, a limited partner who tenders for repurchase only a portion of such limited partner's Interest, and any limited partner who tenders its entire Interest who has not been a limited partner for at least 12 full calendar months, shall be required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the incentive allocation, if any, that is to be debited from the capital account of the limited partner and credited to the capital account of the Manager on the Expiration Date (the "Incentive Allocation") or would be so debited if the Expiration Date were on a day on which an incentive allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a partner tenders an amount that would cause the partner's capital account balance to fall below the required minimum, the

Partnership reserves the right to reduce the amount to be purchased from such partner so that the required minimum balance is maintained. The Offer is being made to all partners of the Partnership and is not conditioned on any minimum amount of Interests being tendered.

      If the amount of the Interests that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 5 below is less than or equal to $50,000,000 (or such greater amount as the Partnership may elect to purchase pursuant to the Offer), the Partnership will, on the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Partnership elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 7 below. If more than $50,000,000 of Interests are duly tendered to the Partnership prior to the expiration of the Offer and not withdrawn pursuant to Section 5 below, the Partnership will in its sole discretion either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(1) under the Securities Exchange Act of 1934, as amended; (b) extend the Offer, if necessary, and increase the amount of Interests that the Partnership is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered prior to or on the Expiration Date for payment on a pro rata basis based on the aggregate net asset value of tendered Interests. The Offer may be extended, amended or canceled in various other circumstances described in Section 7 below.

      The Partnership has been informed by the Manager that the Manager intends to tender a portion of the Interest held by it that was or will be acquired as an allocation of net profits to its capital account during the fiscal year ended December 31, 1999. The Manager may tender such portion of its Interest by following the procedures for tenders set forth in Item 4, below.

      4. PROCEDURE FOR TENDERS. Limited partners wishing to tender Interests pursuant to the Offer should send or deliver a completed and executed Letter of Transmittal to PFPC, to the attention of Karl Garrett, at the address set forth on page 2, or fax a completed and executed Letter of Transmittal to PFPC, also to the attention of Karl Garrett, at the fax numbers set forth on page 2. The completed and executed Letter of Transmittal must be received by PFPC no later than the Expiration Date.

      The Partnership recommends that all documents be submitted to PFPC via certified mail, return receipt requested, or by facsimile transmission. A limited partner choosing to fax a Letter of Transmittal to PFPC should also send or deliver the original completed and executed Letter of Transmittal to PFPC. Limited partners wishing to confirm receipt of a Letter of Transmittal may contact PFPC at the address and phone numbers set forth on page 2. The method of delivery of any documents is at the election and complete risk of the partner tendering an Interest including, but not limited to, the failure of PFPC to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Partnership, in its sole discretion, and such determination shall be final and binding. The Partnership reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Partnership, be unlawful. The Partnership also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular partner, and the Partnership's interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Partnership shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. Neither the Partnership nor any General Partner of the Partnership shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

      5. WITHDRAWAL RIGHTS. Any partner tendering an Interest pursuant to this Offer may withdraw such tender at any time prior to or on the Expiration Date and, if Interests are not accepted by the Partnership at the close of the Expiration Date, at any time after 40 business days after the commencement of the Offer. To be effective, any notice of withdrawal must be timely received by PFPC at the address or fax numbers set forth on page 2. A form to give notice of withdrawal is available by calling PFPC at the phone numbers indicated on page
2. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Partnership, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be tendered prior to the Expiration Date by following the procedures described in Section 4.

      6. PURCHASES AND PAYMENT. For purposes of the Offer, the Partnership will be deemed to have accepted (and thereby purchased) Interests that are tendered as, if and when it gives oral or written notice to the tendering partner of its election to purchase such Interest. As stated in Section 2 above, the purchase price of an Interest tendered by any partner will be the net asset value thereof as of the close of business on December 31, 1999, if the Offer expires on the Initial Expiration Date, and otherwise the net asset value thereof as of the close of business on such later date as corresponds to any extension of the Offer. The net asset value will be determined after all allocations to capital accounts of the partners required to be made by the L.P. Agreement have been made.

      For partners who tender their entire Interest, payment of the purchase price will consist of: (1) cash and/or marketable securities (valued in accordance with the L.P. Agreement) in an aggregate amount equal to 95% of the estimated unaudited net asset value of Interests tendered and accepted by the Partnership, determined as of the Expiration Date, which is expected to be 12:00 Midnight, New York time, on Friday, December 31, 1999, payable within ten days after the Expiration Date (the "95% Cash Payment") in the manner set forth below; and (2) a promissory note (the "Note") entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the Interests tendered and accepted by the Partnership as of the Expiration Date, determined based on the audited financial statements of the Partnership for 1999, over (b) the 95% Cash Payment. The Note will be delivered to the tendering partner in the manner set forth below within ten days after the Expiration Date and will not be transferable. The Note will be payable in cash (in the manner set forth below) within ten days after completion of the audit of the financial statements of the Partnership for 1999. It is anticipated that the audit of the Partnership's 1999 financial statements will be completed no later than 60 days after the end of the year. Any amounts payable under the Note will include interest, if any, earned by the Partnership on an amount, deposited by the Partnership in a segregated custodial account, equal to 5 percent of the estimated unaudited net asset value of Interests tendered and accepted by the Partnership. Although the Partnership has retained the option to pay all or a portion of the purchase price by distributing marketable securities, the purchase price will be paid entirely in cash except in the unlikely event that the Partnership's Individual General Partners determine that the distribution of securities is necessary to avoid or mitigate any adverse effect of the Offer on the remaining partners of the Partnership.

      Partners who tender a portion of their Interest (subject to maintenance of the minimum capital account balance described in Item 3, above) will receive a cash payment of 100% of the tendered Interest (the "100% Cash Payment") within ten days after the Expiration Date.

      Both the 95% Cash Payment and the 100% Cash Payment (together, the "Cash Payment") will be made by wire transfer directly to the tendering partner's brokerage account with CIBC World Markets Corp. ("CIBC WM"). Cash Payments wired directly to brokerage accounts will be subject upon withdrawal from such accounts to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account.

      The Note will be deposited directly to the tendering partner's brokerage account with CIBC WM. Any contingent payment due pursuant to the Note will also be deposited directly to the tendering partner's brokerage account at CIBC WM, and will be subject upon withdrawal from such account to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account.

      It is expected that cash payments for Interests acquired pursuant to the Offer will be derived from: (a) cash on hand; (b) the proceeds of the sale of securities and portfolio assets held by the Partnership; and/or (c) possibly borrowings, as described below. The Partnership will segregate with its custodian cash or U.S. government securities or other liquid securities equal to the value of the amount estimated to be paid under the Notes, as described above. The Partnership has not determined at this time to borrow funds to purchase Interests tendered in connection with the Offer. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Partnership, in its sole discretion, may decide to fund any portion of the purchase price, subject to compliance with applicable law, from its existing margin facility established with the Partnership's prime broker, Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). If the Partnership funds any portion of the purchase price in that manner, it will deposit assets in a special custody account with its custodian, The Chase Manhattan Bank, N.A., to serve as collateral for any amounts so borrowed, and if the Partnership were to fail to repay any such amounts, Morgan Stanley would be entitled to satisfy the Partnership's obligations from the collateral deposited in the special custody account. The Partnership expects that the repayment of any amounts borrowed from Morgan Stanley will be financed from additional funds contributed to the Partnership by existing and/or new limited partners, or from the proceeds of the sale of securities and portfolio assets held by the Partnership.

      7. CERTAIN CONDITIONS OF THE OFFER. The Partnership reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying partners of such extension. In the event that the Partnership so elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the net asset value of such Interests will be determined as of a date after December 31, 1999, corresponding to any extension of the Offer. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Partnership also reserves the right, at any time and from time to time, up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set forth in the following paragraph and in the event of such cancellation not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; and (c) postpone the acceptance of Interests. If the Partnership determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify partners.

      The Partnership may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Partnership would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Partnership's investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the Individual General Partners' judgment, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Partnership, (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Partnership, (iii) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Partnership has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Partnership, (vi) material decrease in the net asset value of the Partnership from the net asset value of the Partnership as of commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Partnership or its partners if Interests tendered pursuant to the Offer were purchased; or (c) the Independent Individual General Partners of the Partnership determine that it is not in the best interest of the Partnership to purchase Interests pursuant to the Offer. However, there can be no assurance that the Partnership will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

      8. CERTAIN INFORMATION ABOUT THE PARTNERSHIP. The Partnership is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. It is organized as a Delaware limited partnership. The principal office of the Partnership is located at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the L.P. Agreement.

      The Partnership does not have any plans or proposals that relate to or would result in: (a) the acquisition by any person of additional Interests (other than the Partnership's intention to accept subscriptions for Interests from time to time in the discretion of the Partnership) or the disposition of Interests; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Partnership; (c) a sale or transfer of a material amount of assets of the Partnership (other than as the Individual General Partners determine may be necessary or appropriate to fund any portion of the purchase price for Interests acquired pursuant to this Offer to Purchase or in connection with ordinary portfolio transactions of the Partnership); (d) any change in the identity of the General Partners of the Partnership, or in the management of the Partnership including, but not limited to, any plans or proposals to change the number or the term of the Individual General Partners of the Partnership, to fill any existing vacancy for an Individual General Partner of the Partnership or to change any material term of the investment advisory arrangements with the Manager; (e) any material change in the present distribution policy or indebtedness or capitalization of the Partnership; (f) any other material change in the Partnership's structure or business, including any plans or proposals to make any changes in its fundamental investment policy for which a vote would be required by Section 13 of the 1940 Act; or (g) any changes in the L.P. Agreement or other actions that may impede the acquisition of control of the Partnership by any person.

      The Manager of the Partnership is entitled under the terms of the L.P. Agreement to receive, subject to certain limitations, the Incentive Allocation, as specified in the L.P. Agreement and described in the Confidential Memorandum.

      9. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Partnership from partners pursuant to the Offer. Partners should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Interests by the Partnership pursuant to the Offer.

      In general, a partner from whom an Interest is purchased by the Partnership will be treated as receiving a distribution from the Partnership. Such partner generally will not recognize income or gain as a result of the purchase, except to the extent (if any) that the amount of consideration received by the partner exceeds such partner's then adjusted tax basis in such partner's Interest. A partner's basis in such partner's Interest will be reduced (but not below zero) by the amount of consideration received by the partner from the Partnership in connection with the purchase of such Interest. A partner's basis in such partner's Interest will be adjusted for income, gain or loss allocated (for tax purposes) to such partner for periods prior to the purchase of such Interest. Cash distributed to a partner in excess of the adjusted tax basis of such partner's Interest is taxable as capital gain or ordinary income, depending on the circumstances. A partner whose entire Interest is purchased by the Partnership may recognize a loss, but only to the extent that the amount of consideration received from the Partnership is less than the partner's then adjusted tax basis in such partner's Interest.

      10. MISCELLANEOUS. The Offer is not being made to, nor will tenders be accepted from, partners in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Partnership is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Partnership reserves the right to exclude partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Partnership believes such exclusion is permissible under applicable laws and regulations, provided the Partnership makes a good faith effort to comply with any state law deemed applicable to the Offer.

      The Partnership has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Partnership by contacting PFPC at the address and phone numbers set forth on page 2 or from the Securities and Exchange Commission's internet web site, www.sec.gov. For a fee, a copy may be obtained from the public reference office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                                     ANNEX A

                              Financial Statements

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                       WITH REPORT OF INDEPENDENT AUDITORS

                               FOR THE YEAR ENDED
                                DECEMBER 31, 1997

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                               FOR THE YEAR ENDED
                                DECEMBER 31, 1997

                                    CONTENTS

Report of Independent Auditors..............................................  1
Statement of Assets, Liabilities and Partners' Capital......................  2
Statement of Operations.....................................................  3
Statement of Changes in Partners' Capital - Net Assets......................  4
Notes to Financial Statements...............................................  5
Proxy Results (Unaudited) .................................................. 13
Schedule of Portfolio Investments........................................... 14
Schedule of Securities Sold, Not Yet Purchased.............................. 21
Schedule of Written Options................................................. 23

                          [LETTERHEAD OF ERNST & YOUNG]

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Augusta Partners, L.P.

We have audited the accompanying statement of assets, liabilities and partners' capital of Augusta Partners, L.P., including the schedules of portfolio investments, securities sold, not yet purchased, and written options, as of December 31, 1997, and the related statements of operations and changes in partners' capital - net assets for the year ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Augusta Partners, L.P. at December 31, 1997, the results of its operations, and the changes in its partners' capital - net assets for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

New York, New York
February 9, 1998

AUGUSTA PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                           DECEMBER 31, 1997
ASSETS

Cash                                                                                            $  13,338
Investments in securities, at market
    (identified cost - $120,285)                                                                  139,951
Due from broker                                                                                    16,612
Due from affiliate                                                                                      7
Dividends receivable                                                                                   69
Interest receivable                                                                                   142
Organizational costs (net of accumulated amortization of $183)                                        508
Other assets                                                                                           35
                                                                                                ---------
       TOTAL ASSETS                                                                               170,662
                                                                                                ---------

LIABILITIES

Securities sold, not yet purchased - at market (proceeds of sales - $20,498)                       20,097
Outstanding options written, at value (premiums received - $4,386)                                  8,076
Withdrawals payable                                                                                13,227
Dividends payable on securities sold, not yet purchased                                                54
Management fee payable                                                                                111
Accrued expenses                                                                                      331
                                                                                                ---------
       TOTAL LIABILITIES                                                                           41,896
                                                                                                ---------
             NET ASSETS                                                                         $ 128,766
                                                                                                =========

PARTNERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions - net                                                                     $  81,463
Accumulated net investment loss                                                                      (923)
Accumulated net realized gain on investments                                                       31,849
Accumulated net unrealized appreciation on investments and
    foreign currency transactions                                                                  16,377
                                                                                                ---------
       PARTNERS' CAPITAL - NET ASSETS                                                           $ 128,766
                                                                                                =========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                               YEAR ENDED
                                                                                           DECEMBER 31. 1997
INVESTMENT INCOME
    Interest                                                                                     $  1,178
    Dividends                                                                                         534
                                                                                                 --------
                                                                                                    1,712
                                                                                                 --------
 EXPENSES
    OPERATING EXPENSES:
       Management fee                                                                               1,240
       Professional fees                                                                              331
       Administration fees                                                                            181
       Amortization of organizational costs                                                           138
       Insurance expense                                                                               77
       Custodian fees                                                                                  61
       Individual General Partners' fees and expenses                                                  27
       Miscellaneous                                                                                   25
                                                                                                 --------
                                                                                                    2,080
    INTEREST EXPENSE                                                                                   91
    DIVIDENDS ON SECURITIES SOLD, NOT YET PURCHASED                                                   160
                                                                                                 --------
          TOTAL EXPENSES                                                                            2,331
                                                                                                 --------
          NET INVESTMENT LOSS                                                                        (619)
                                                                                                 --------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS

    REALIZED GAIN (LOSS) ON INVESTMENTS:
       Investment securities                                                                       24,259
       Futures transactions                                                                          (643)
       Purchased options                                                                           (3,327)
       Written options                                                                              1,045
       Short sales                                                                                  1,963
                                                                                                 --------
          NET REALIZED GAIN ON INVESTMENTS                                                         23,297
                                                                                                 --------
    NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS
       AND FOREIGN CURRENCY TRANSACTIONS                                                            7,585
                                                                                                 --------
          NET REALIZED AND UNREALIZED GAIN                                                         30,882
                                                                                                 --------
          INCREASE IN PARTNERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES                       $ 30,263
                                                                                                 ========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                      PERIOD FROM
                                                                                   SEPTEMBER 4, 1996
                                                                                    (COMMENCEMENT OF
                                                              YEAR ENDED             OPERATIONS) TO
                                                           DECEMBER 31, 1997        DECEMBER 31, 1996
FROM INVESTMENT ACTIVITIES

    Net investment loss                                         $    (619)              $    (304)
    Net realized gain on investments                               23,297                   8,552
    Net change in unrealized appreciation on
       investments and foreign currency transactions                7,585                   8,792
                                                                ---------               ---------
       INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM INVESTMENT ACTIVITIES                             30,263                  17,040

PARTNERS' CAPITAL TRANSACTIONS

    Capital contributions                                               0                 100,055
    Syndication costs                                                   0                     (50)

    Capital withdrawals - General Partner                          (9,573)                      0
    Capital withdrawals - Limited Partners                         (8,969)                      0
                                                                ---------               ---------

       INCREASE (DECREASE) IN PARTNERS' CAPITAL
            DERIVED FROM CAPITAL TRANSACTIONS                     (18,542)                100,005
       PARTNERS' CAPITAL AT BEGINNING OF PERIOD                   117,045                       0
                                                                ---------               ---------
       PARTNERS' CAPITAL AT END OF PERIOD                       $ 128,766               $ 117,045
                                                                =========               =========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENTS -  DECEMBER 31, 1997
--------------------------------------------------------------------------------

      1.    ORGANIZATION

            Augusta Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on May 30, 1996. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership will operate until December 31, 2021 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement (the "Agreement"), as amended and restated on July 16, 1996, and as further amended October 29, 1997 (see Proxy Results on page 13). The Partnership's investment objective is to achieve capital appreciation. The Partnership pursues this objective by investing principally in equity securities of publicly-traded U.S. companies. The Partnership may also invest in equity securities of foreign issuers and in bonds, options and other fixed-income securities of U.S. and foreign issuers, as well as other financial instruments.

            There are four "Individual General Partners" and a "Manager." The Manager is Augusta Management, L.L.C. whose principal members are CIBC Oppenheimer Corp. (formerly Oppenheimer & Co., Inc.) and Ardsley Advisory Partners ("Ardsley"). Investment professionals at Ardsley manage the Partnership's investment portfolio on behalf of the Manager under CIBC Oppenheimer Corp.'s ("CIBC Opco") supervision.

            The acceptance of initial and additional contributions is subject to approval by the Manager. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Manager expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners once in each year effective as of the end of each such year.

      2.    SIGNIFICANT ACCOUNTING POLICIES

            The preparation of financial statements in conformity with generally accepted accounting principles requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Manager believes that the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

            A.    PORTFOLIO VALUATION

            Securities and commodities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

            Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

            Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service, which employs a matrix to determine valuation for normal institutional size trading units, or consultation with brokers and dealers in such securities. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

            Futures contracts and options thereon, which are traded on commodities exchanges, are valued at their settlement value as of the close of such exchanges.

            All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

            values of such securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

            The Partnership may enter into transactions in financial futures, foreign exchange options and foreign currency forward contracts that are used for hedging and nonhedging purposes. These contracts are valued at fair value with the resulting gains and losses included in net gain from investment transactions.

            B.    ORGANIZATION COSTS

            The expenses incurred by the Partnership in connection with its organization are being amortized over a 60 month period beginning with the commencement of operations, September 4, 1996.

            C.    INCOME TAXES

            No federal, state or local income taxes will be provided on the profits of the Partnership since the partners are individually liable for their share of the Partnership's income.

      3.    MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER

            CIBC Opco provides certain management and administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC Opco a monthly management fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month, excluding assets attributable to the Manager's capital account.

            During the year ended December 31, 1997, CIBC Opco earned $15,260 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

            At the end of the twelve month period following the admission of a limited partner to the Partnership, and generally at the end of each fiscal year thereafter, the Manager is entitled to an incentive allocation of 20% of net profits, if any, that have been credited to the capital account of such limited partner during such period. The incentive allocation will be charged to a limited partner only to the extent that cumulative net profits with respect to such limited partner through the close of any period exceeds the highest level of

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

            cumulative net profits with respect to such limited partner through the close of any prior period. During the year ended December 31, 1997, Incentive Allocations to the General Partner were $9,373,135.

            Each Independent Individual General Partner, who is not an "interested person" of the Partnership, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person" does not receive any annual or other fee from the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the year ended December 31, 1997, fees paid to the Individual General Partners (including meeting fees and the annual retainer) and expenses totaled $26,587. One Individual General Partner, who is an "interested person" of the Partnership, holds a limited partnership interest in the Partnership.

            Morgan Stanley Trust Company serves as Custodian of the Partnership's assets.

            PFPC Inc. serves as Administrator and Accounting Agent to the Partnership, and in that capacity provides certain accounting, record keeping, tax and investor related services.

      4.    SECURITIES TRANSACTIONS

            Aggregate purchases and sales of investment securities, excluding short-term securities, for the year ended December 31, 1997, amounted to $749,741,873 and $749,053,592, respectively.

            At December 31, 1997, the cost of investments for federal income tax purposes was substantially the same as the cost for financial reporting purposes. At December 31, 1997, accumulated net unrealized appreciation on investments, options, and securities sold, not yet purchased, was $16,377,339, consisting of $23,550,104 gross unrealized appreciation and $7,172,765 gross unrealized depreciation.

            Due from broker primarily represents receivables and payables from unsettled security trades and short sales.

      5.    SHORT-TERM BORROWINGS

            The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

            satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian. As of December 31, 1997, the Partnership did not have any margin borrowings outstanding. For the year ended December 31, 1997, the average daily amount of such borrowings was $1,338,430.

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

            In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.

            The Partnership's foreign exchange trading activities involve the purchase and sale (writing) of foreign exchange options having various maturity dates. The Partnership may seek to limit its exposure to foreign exchange rate movements by hedging such option positions with foreign exchange positions in spot currency, futures and forward contracts. At December 31, 1997, the Partnership had no spot currency, futures or forward contracts outstanding.

            Securities sold, not yet purchased represent obligations of the Partnership to deliver the specified security and thereby creates a liability to purchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount recognized in the statement of assets, liabilities and partners' capital.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

            The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

            When the Partnership writes an option, the premium received by the Partnership is recorded as a liability and is subsequently adjusted to the current market value of the option written. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Partnership has realized a gain or loss. In writing an option, the Partnership bears the market risk of an unfavorable change in the price of the security or currency underlying the written option.

            Exercise of an option written by the Partnership could result in the Partnership selling or buying a security or currency at a price different from the current market value.

            Transactions in purchased options were as follows:

                                                                                  CROSS CURRENCY, INDEX
                                                     CALL OPTIONS                    AND  PUT OPTIONS
                                            ------------------------------      -------------------------------
                                               NUMBER                             NUMBER
                                            OF CONTRACTS          COST          OF CONTRACTS           COST
                                            ------------          ----          ------------           ----
              Beginning balance                    3,605      $  1,322,627               452       $    929,256
              Options purchased                   35,045        16,160,917           890,701         30,111,088
              Options closed                     (34,750)      (15,567,537)         (432,052)       (24,294,007)
              Expired options                     (3,150)       (1,068,445)         (119,101)        (2,003,337)
                                            ------------      ------------      ------------       ------------
              Options outstanding at
               December 31, 1997                     750      $    847,562           340,000       $  4,743,000
                                            ============      ============      ============       ============

         Transactions in written options were as follows:

                                                                                      CROSS CURRENCY AND
                                                     CALL OPTIONS                         PUT OPTIONS
                                            -----------------------------       -------------------------------
                                               NUMBER          AMOUNT OF           NUMBER            AMOUNT OF
                                            OF CONTRACTS        PREMIUM         OF CONTRACTS          PREMIUM
                                            ------------        -------         ------------          -------
              Beginning balance                       --      $          0                --       $          0
              Options written                     27,500        12,646,991           447,075         13,594,003
              Options closed                     (22,320)      (11,696,897)         (112,575)        (7,734,924)
              Expired options                     (4,055)         (773,437)          (64,500)        (1,650,079)
                                            ------------      ------------      ------------       ------------
              Options outstanding at
               December 31, 1997                   1,125      $    176,657           270,000       $  4,209,000
                                            ============      ============      ============       ============

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      7.    FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

            The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                       NET GAINS / (LOSSES)
                                                        FOR THE YEAR ENDED
                                                         DECEMBER 31, 1997
                                                       --------------------

            Equity securities                            $    30,419,179
            Equity options                                    (2,095,133)
            Equity index options                                (422,164)
            Cross currency options                             7,751,138
            Written options                                   (3,349,799)
            Fixed income securities                              367,040
            Futures                                             (643,313)
            FOREIGN SECURITIES:
                Equities                                      (1,284,978)
                Bonds                                            140,004
                                                          --------------
                                                          $   30,881,974
                                                          ==============

            The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                            AVERAGE MARKET VALUE
                                        MARKET VALUE AT      FOR THE YEAR ENDED
                                       DECEMBER 31, 1997      DECEMBER 31, 1997
                                       -----------------    --------------------

        ASSETS:
           Equity options                  $   796,875            $ 1,564,893
           Equity index options              1,487,500              1,202,112
           Cross currency options           12,085,618              1,285,413

       LIABILITIES:
           Written options                 (8,075,806)             (1,016,592)

            Average market values presented above are based upon month-end market value during the year ended December 31, 1997.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      8.    SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

            The following represents the ratios to average net assets and other supplemental information for each period:

                                                                                  SEPTEMBER 4, 1996
                                                                                  (COMMENCEMENT OF
                                                         YEAR ENDED                OPERATIONS) TO
                                                      DECEMBER 31, 1997           DECEMBER 31, 1996
                                                      -----------------           -----------------
           Ratio of net investment loss to
               average net assets                          (0.48%)                      (0.83%)*
           Ratio of operating expenses to
               average net assets                           1.61%                        2.27%*
           Ratio of interest expense to
               average net assets                           0.07%                        0.01%*
           Ratio of dividends on securities
               sold, not yet purchased
               to average net assets                        0.12%                        0.06%*
           Total return                                    25.94%***                    17.20%***
           Portfolio turnover rate                           627%                         215%
           Average commission rate paid                    $0.0527**                    $0.0569**
           Average debt ratio                               1.04%                        0.28%

      *     Annualized.
      ** Average commission rate paid on purchases and sales of investment securities held long.
      *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Partnership interest on the last day of the period noted, before incentive allocation to the Manager, if any. Total returns for a period of less than a full year are not annualized.

      9.    SUBSEQUENT EVENT

            Effective January 1, 1998, the Partnership received additional Limited Partner capital contributions of approximately $9,390,000.

AUGUSTA PARTNERS, L.P.

PROXY RESULTS (UNAUDITED) -  DECEMBER 31, 1997
--------------------------------------------------------------------------------

            On September 30, 1997, a Special Meeting of the Partners of the Partnership was held to approve a proposed amendment to the Limited Partnership Agreement which authorized the Manager to continue to provide investment advice and management to the Partnership upon the consummation of the acquisition of Oppenheimer & Co., Inc. by CIBC Wood Gundy Securities Corp. A total of 298 Partners, representing $92,619,035 of the interests in the Partnership and 67.7% of the votes eligible to be cast at the Special Meeting, voted to approve the amended Limited Partnership Agreement as follows:

                FOR                    AGAINST                    ABSTAIN
                ---                    -------                    -------

            89,949,651                 479,120                    2,190,264

AUGUSTA PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS
--------------------------------------------------------------------------------

                                                                                                     DECEMBER 31, 1997
           SHARES                                                                                       MARKET VALUE
                  COMMON STOCKS - 92.21%
                    APPAREL MANUFACTURERS - 1.36%
           50,000     Tommy Hilfiger Corp.  *                           (A)                            $   1,756,250
                                                                                                       -------------
                    APPLICATIONS SOFTWARE - 0.72%
           80,000     Clarify, Inc.  *                                                                       930,000
                                                                                                       -------------
                    CABLE & OTHER PAY TELEVISION SERVICES - 2.24%
          100,000     US West Media Group  *                                                               2,887,500
                                                                                                       -------------
                    CHEMICALS - DIVERSIFIED - 2.28%
           70,000     Monsanto Co.                                                                         2,940,000
                                                                                                       -------------
                    COMMERCIAL BANKS - 1.59%
           75,000     MBNA Corp.                                                                           2,048,475
                                                                                                       -------------
                    COMPUTERS - INTEGRATED SYSTEMS - 1.42%
          120,000     FORE Systems, Inc.  *                                                                1,830,000
                                                                                                       -------------
                    COMPUTERS - MAINFRAME - 1.08%
          100,000     Unisys Corp.                                                                         1,387,500
                                                                                                       -------------
                    COMPUTERS - MICRO - 1.24%
           80,000     Sequent Computer Systems, Inc.  *                                                    1,600,000
                                                                                                       -------------
                    COMPUTER SOFTWARE - 3.74%
           10,000     BMC Software, Inc.  *                                                                  656,250
          130,000     Compuware Corp.  *                                (B)                                4,160,000
                                                                                                       -------------
                                                                                                           4,816,250
                                                                                                       -------------
                    FINANCE - OTHER SERVICES - 1.54%
           50,000     Newcourt Credit Group, Inc., F/P Rights                                              1,652,667
           10,000     Newcourt Credit Group, Inc.                                                            334,377
                                                                                                       -------------
                                                                                                           1,987,044
                                                                                                       -------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                     DECEMBER 31, 1997
           SHARES                                                                                       MARKET VALUE
                  COMMON STOCKS - (CONTINUED)
                    FINANCIAL SAVINGS & LOANS/THRIFTS - 6.99%
           25,000     H. F. Ahmanson & Co.                                                             $   1,673,450
           25,000     Coast Savings Financial, Inc.                     (A)                                1,714,075
          100,000     Empire Federal Bancorp, Inc.                                                         1,712,500
          100,000     FirstFed America Bancorp, Inc.  *                 (A)                                2,187,500
           25,000     First Federal Bancshares of AK, Inc.                                                   593,750
           30,000     Ocean Financial Corp.                                                                1,117,500
                                                                                                       -------------
                                                                                                           8,998,775
                                                                                                       -------------
                    GOLF - 0.11%
            5,000     Callaway Golf Co.                                                                      142,815
                                                                                                       -------------
                    HEALTH CARE COST CONTAINMENT - 4.27%
          110,000     American Oncology Resources, Inc.  *                                                 1,760,000
          575,000     Medaphis Corp.  *                                                                    3,737,500
                                                                                                       -------------
                                                                                                           5,497,500
                                                                                                       -------------
                    HOTELS & MOTELS - 0.53%
           35,000     La Quinta Inns, Inc.                                                                   675,955
                                                                                                       -------------
                    INTERNET SOFTWARE - 0.72%
          180,000     PSINet, Inc.  *                                                                        922,500
                                                                                                       -------------
                    INVESTMENT COMPANIES - 1.43%
           65,000     Tele-Communications TCI Ventures Group, Class A  *                                   1,840,345
                                                                                                       -------------
                    LIFE/HEALTH INSURANCE - 1.00%
           55,000     ESG Re Limited  *                                                                    1,292,500
                                                                                                       -------------
                    MACHINES/TOOLS & RELATED PRODUCTS - 0.57%
           28,200     Cincinnati Milacron, Inc.                                                              731,452
                                                                                                       -------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                     DECEMBER 31, 1997
           SHARES                                                                                       MARKET VALUE
                  COMMON STOCKS -  (CONTINUED)
                    MEDICAL - BIOMEDICAL/GENE - 3.21%
           45,000     BioChem Pharmaceutical, Inc.  *                                                  $     939,375
           45,000     Centocor, Inc.  *                                                                    1,496,250
           70,000     Myriad Genetics, Inc.  *                                                             1,697,500
                                                                                                       -------------
                                                                                                           4,133,125
                                                                                                       -------------
                    MEDICAL - HOSPITALS - 2.07%
           90,000     Columbia/HCA Healthcare Corp.                     (A)                                2,666,250
                                                                                                       -------------
                    METAL - ALUMINUM - 1.40%
           30,000     Reynolds Metals Co.                                                                  1,800,000
                                                                                                       -------------
                    OIL COMPANY - EXPLORATION & PRODUCTION - 2.11%
          125,000     Hurricane Hydrocarbons Ltd.,  Class A  *                                               969,588
           60,000     Triton Energy Ltd.                                                                   1,751,280
                                                                                                       -------------
                                                                                                           2,720,868
                                                                                                       -------------
                    OIL FIELD MACHINERY & EQUIPMENT - 3.65%
           45,000     Camco International, Inc.                                                            2,865,960
           30,000     Cooper Cameron Corp.  *                                                              1,830,000
                                                                                                       -------------
                                                                                                           4,695,960
                                                                                                       -------------
                    OIL & GAS DRILLING - 6.24%
           75,000     Nabors Industries, Inc.  *                                                           2,371,875
          125,000     Noble Drilling Corp.   *                          (A) & (B)                          3,828,125
           75,000     Precision Drilling Corp.  *                                                          1,828,125
                                                                                                       -------------
                                                                                                           8,028,125
                                                                                                       -------------
                    PRIVATE CORRECTIONS - 6.48%
          225,000     Corrections Corporation of America  *             (A)                                8,339,175
                                                                                                       -------------
                    PUBLISHING - NEWSPAPERS - 1.42%
           34,000     Dow Jones & Co., Inc.                             (A)                                1,825,392
                                                                                                       -------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                     DECEMBER 31, 1997
           SHARES                                                                                       MARKET VALUE
                  COMMON STOCKS -  (CONTINUED)
                    PUBLISHING - PERIODICALS - 1.43%
           80,000     The Petersen Companies, Inc., Class A  *                                         $   1,840,000
                                                                                                       -------------
                    RACETRACKS - 1.08%
           56,000     Speedway Motorsports, Inc.  *                                                        1,389,528
                                                                                                       -------------
                    REAL ESTATE INVESTMENT TRUST - DIVERSIFIED - 1.73%
           50,000     CCA Prison Realty Trust                                                              2,231,250
                                                                                                       ------------
                    REAL ESTATE INVESTMENT TRUST - REGIONAL MALLS - 0.92%
           70,000     Westfield America, Inc.                                                              1,190,000
                                                                                                       -------------
                    REAL ESTATE INVESTMENT TRUST - SHOPPING CENTERS - 2.73%
           75,000     Vornado Realty Trust                              (A)                                3,520,350
                                                                                                       -------------
                    RENTAL AUTO/ EQUIPMENT - 0.93%
           50,000     Leasing Solutions, Inc.  *                                                           1,193,750
                                                                                                       -------------
                    RETAIL - BUILDING PRODUCTS - 1.20%
           80,000     Eagle Hardware & Garden, Inc.  *                                                     1,550,000
                                                                                                       -------------
                    RETAIL - CONSUMER ELECTRONICS - 1.05%
           35,000     Tandy Corp.                                                                          1,349,687
                                                                                                       -------------
                    RETAIL - DEPARTMENT STORE - 3.51%
          100,000     Sears, Roebuck & Co.                                                                 4,525,000
                                                                                                       -------------
                    RETAIL - JEWELRY - 0.98%
           65,000     Claire's Stores, Inc.                                                                1,263,470
                                                                                                       -------------
                    RETAIL - RESTAURANTS - 1.93%
           50,000     Foodmaker, Inc.  *                                                                     753,125
           60,000     Outback Steakhouse, Inc.  *                                                          1,725,000
                                                                                                       -------------
                                                                                                           2,478,125
                                                                                                       -------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                     DECEMBER 31, 1997
           SHARES                                                                                       MARKET VALUE
                  COMMON STOCKS -  (CONTINUED)
                    RETIREMENT/AGED CARE - 1.24%
          100,000     ARV Assisted Living, Inc.  *                                                     $   1,600,000
                                                                                                       -------------
                    SATELLITE TELECOMMUNICATIONS - 1.69%
           80,000     ICG Communications, Inc.  *                                                          2,180,000
                                                                                                       -------------
                    STEEL - PIPE & TUBE - 1.34%
          100,000     NS Group, Inc.                                                                       1,725,000
                                                                                                       -------------
                    TELECOMMUNICATIONS EQUIPMENT - 1.58%
           70,000     Associated Group, Inc., Class B   *                                                  2,038,750
                                                                                                       -------------
                    TELECOMMUNICATIONS SERVICES - 1.01%
           75,000     MetroNet Communications Corp., Class B  *                                            1,303,125
                                                                                                       -------------
                    TELEPHONE - LONG DISTANCE - 7.18%
          127,500     MCI Communications Corp.                          (B)                                5,458,658
          125,000     WorldCom, Inc.  *                                 (A)                                3,781,250
                                                                                                       -------------
                                                                                                           9,239,908
                                                                                                       -------------
                    TELEVISION - 1.27%
           35,000     Sinclair Broadcast Group, Inc., Class A  *                                           1,631,875
                                                                                                       -------------
                      TOTAL COMMON STOCKS (COST $108,723,947)                                            118,743,574
                                                                                                       =============
                  PREFERRED STOCKS - 1.31%
                    SATELLITE TELECOMMUNICATIONS - 1.31%
           20,000     Globalstar Telecommunications. Ltd., 6.5%,
                         03/01/06, PRF Conv., $30.80                                                       1,685,000
                                                                                                       -------------
                      TOTAL PREFERRED STOCKS (COST $1,213,750)                                             1,685,000
                                                                                                       =============

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                     DECEMBER 31, 1997
          FACE                                                                                          MARKET VALUE
         AMOUNT
                  BONDS - 4.00%
                    TELECOMMUNICATIONS SERVICES - 4.00%
      $ 4,500,000     NTL Inc., 7.25%, 04/15/05, Conv., $27.56                                         $   5,152,500
                                                                                                       -------------
                      TOTAL BONDS (COST $4,756,191)                                                        5,152,500
                                                                                                       =============
       NUMBER OF
       CONTRACTS
                  CALL OPTIONS - 0.62%
                    CHEMICALS - DIVERSIFIED - 0.62%
              750     Monsanto Co., 01/17/99, $40.00                                                         796,875
                                                                                                       -------------
                      TOTAL CALL OPTIONS (COST $847,562)                                                     796,875
                                                                                                       =============
                  CROSS CURRENCY OPTIONS - 9.39%
           30,000     OTC USD Call/YEN Put-KO, 09/04/98,
                         Strike-114.50/118.00 USD/YEN,
                         Notional 30,000,000  USD                                                          2,489,461
           30,000     OTC USD Call/YEN Put-KO, 09/04/98,
                         Strike-114.50/118.20 USD/YEN,
                         Notional 30,000,000  USD                                                          2,467,140
           30,000     OTC USD Call/YEN Put-KO, 11/10/98,
                         Strike-120.00/120.00 USD/YEN,
                         Notional 30,000,000  USD                                                          1,583,284
           30,000     OTC USD Call/YEN Put-KO, 11/16/98,
                         Strike-125.00/122.00 USD/YEN,
                         Notional 30,000,000  USD                                                          1,045,235
           30,000     OTC USD Call/YEN Put-KO, 11/16/98,
                         Strike-125.00/122.50 USD/YEN,
                         Notional 30,000,000  USD                                                          1,005,795
           30,000     OTC USD Call/YEN Put-KO, 11/19/98,
                         Strike-125.00/123.00 USD/YEN
                         Notional 30,000,000  USD                                                            955,953

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                   DECEMBER 31, 1997
         NUMBER OF                                                                                    MARKET VALUE
         CONTRACTS
                   CROSS CURRENCY OPTIONS - (CONTINUED)
           30,000     OTC USD Call/YEN Put-KO, 11/19/98,
                         Strike-125.00/123.00 USD/YEN,
                         Notional 30,000,000  USD                                                      $     903,750
           30,000     OTC USD Call/YEN Put-KO, 11/19/98,
                         Strike-125.00/123.50 USD/YEN,
                         Notional 30,000,000  USD                                                            948,750
           30,000     OTC USD Call/YEN Put-KO, 12/02/98,
                         Strike-125.00/125.50 USD/YEN,
                         Notional 30,000,000  USD                                                            686,250
                                                                                                       -------------
                      TOTAL CROSS CURRENCY OPTIONS (COST $4,155,000)                                      12,085,618
                                                                                                       =============
                   EQUITY INDEX OPTION - 1.16%
           70,000      Bank Basket, 03/04/98, Strike - $100.00,
                         Notional 7,000,000 USD                                                            1,487,500
                                                                                                       -------------
                      TOTAL EQUITY INDEX OPTION (COST $588,000)                                            1,487,500
                                                                                                       =============
                      TOTAL INVESTMENTS (COST $120,284,450) - 108.69%                                    139,951,067
                                                                                                       =============
                      OTHER ASSETS, LESS LIABILITIES - (8.69%)                                           (11,184,594)
                                                                                                       -------------
                      NET ASSETS - 100.00%                                                             $ 128,766,473
                                                                                                       =============

(a) Partially or wholly held in a pledged account by the Custodian as collateral for securities sold short.
(b) Partially held in a pledged account by the Custodian as collateral for open covered calls.
*     Non-income producing security.

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF SECURITIES SOLD, NOT YET PURCHASED
--------------------------------------------------------------------------------

                                                                                                     DECEMBER 31, 1997
           SHARES                                                                                       MARKET VALUE
                  SHORT COMMON STOCK - (15.61%)
                    ATHLETIC FOOTWEAR - (1.06%)
           35,000     Nike, Inc., Class B                                                              $  (1,367,205)
                                                                                                       -------------
                    AUTO - TRUCK TRAILERS - (0.22%)
           10,000     Wabash National Corp.                                                                 (284,380)
                                                                                                       -------------
                    COMMERCIAL BANKS - (2.55%)
          100,000     Synovus Financial Corp.                                                             (3,275,000)
                                                                                                       -------------
                    COMMERCIAL SERVICES - (0.35%)
           40,000     TeleTech Holdings, Inc.                                                               (455,000)
                                                                                                       -------------
                    DISPOSABLE MEDICAL PRODUCTS - (0.99%)
           22,500     Safeskin Corp.                                                                      (1,276,875)
                                                                                                       -------------
                    DIVERSIFIED MANUFACTURING OPERATIONS - (1.14%)
           50,000     CBS Corp.                                                                           (1,471,875)
                                                                                                       -------------
                    FOOD - (1.16%)
           30,000     Kellogg Co.                                                                         (1,488,750)
                                                                                                       -------------
                    FOOD - RETAIL - (0.68%)
           20,000     Winn-Dixie Stores, Inc.                                                               (873,760)
                                                                                                       -------------
                    HEALTH CARE COST CONTAINMENT - (0.34%)
           15,000     Access Health, Inc.                                                                   (440,625)
                                                                                                       -------------
                    MACHINERY - CONSTRUCTION & MINING - (1.13%)
           30,000     Caterpillar, Inc.                                                                   (1,455,000)
                                                                                                       -------------
                    MEDICAL - BIOMEDICAL/GENE - (0.31%)
           15,000     Organogenesis, Inc.                                                                   (403,125)
                                                                                                       -------------
                    MEDICAL - HMO - (0.35%)
           30,000     PHP Healthcare Corp.                                                                  (451,890)
                                                                                                       -------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                     DECEMBER 31, 1997
           SHARES                                                                                       MARKET VALUE
                  SHORT COMMON STOCK - CONTINUED
                    MEDICAL LASER SYSTEMS - (0.43%)
           52,400     ThermoLase Corp.                                                                 $    (550,200)
                                                                                                       -------------
                    OIL FIELD MACHINERY & EQUIPMENT - (0.41%)
           15,000     Dril-Quip, Inc.                                                                       (526,875)
                                                                                                       -------------
                    PHARMACY SERVICES - (0.60%)
           25,000     Omnicare, Inc.                                                                        (775,000)
                                                                                                       -------------
                    PHOTO EQUIPMENT & SUPPLIES - (1.16%)
           65,000     Innovex, Inc.                                                                       (1,490,970)
                                                                                                       -------------
                    STEEL - PRODUCERS - (0.38%)
           10,000     Nucor Corp.                                                                           (483,130)
                                                                                                       -------------
                    TELEPHONE - LOCAL - (2.35%)
           15,000     Ameritech Corp.                                                                     (1,207,500)
           20,000     Bell Atlantic Corp.                                                                 (1,820,000)
                                                                                                       -------------
                                                                                                          (3,027,500)
                                                                                                       -------------
                      TOTAL SHORT COMMON STOCK PROCEEDS ($20,498,031)                                  $ (20,097,160)
                                                                                                       =============

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF WRITTEN OPTIONS
--------------------------------------------------------------------------------

                                                                                                   DECEMBER 31, 1997
         NUMBER OF                                                                                    MARKET VALUE
         CONTRACTS
                  WRITTEN CROSS CURRENCY OPTIONS- (6.23%)
           30,000     OTC USD Call/YEN Put, 09/04/98,
                         Strike-125.00 USD/YEN,
                         Notional 30,000,000  USD                                                      $  (1,433,461)
           30,000     OTC USD Call/YEN Put, 09/04/98,
                         Strike-123.80 USD/YEN,
                         Notional 30,000,000  USD                                                         (1,576,140)
           30,000     OTC USD Call/YEN Put, 11/10/98,
                         Strike-130.00 USD/YEN,
                         Notional 30,000,000  USD                                                           (974,284)
           30,000     OTC USD Call/YEN Put-KO, 11/16/98,
                         Strike-135.00/122.00 USD/YEN,
                         Notional 30,000,000  USD                                                           (742,235)
           30,000     OTC USD Call/YEN Put-KO, 11/16/98,
                         Strike-135.00/122.50 USD/YEN,
                         Notional 30,000,000  USD                                                           (711,795)
           30,000     OTC USD Call/YEN Put-KO, 11/19/98,
                         Strike-135.00/123.00 USD/YEN,
                         Notional 30,000,000  USD                                                           (736,953)
           30,000     OTC USD Call/YEN Put-KO, 11/19/98,
                         Strike-135.00/123.00 USD/YEN,
                         Notional 30,000,000  USD                                                           (585,750)
           30,000     OTC USD Call/YEN Put-KO, 11/19/98,
                         Strike-135.00/123.50 USD/YEN,
                         Notional 30,000,000  USD                                                           (699,750)
           30,000     OTC USD Call/YEN Put-KO, 12/02/98,
                         Strike-135.00/125.50 USD/YEN,
                         Notional 30,000,000  USD                                                           (563,250)
                                                                                                       -------------
                      TOTAL WRITTEN CROSS CURRENCY
                          OPTIONS - PROCEEDS ($4,209,000)                                                 (8,023,618)
                                                                                                       -------------
                  WRITTEN CALL OPTIONS - (0.04%)
                    COMPUTER SOFTWARE - (0.02%)
              300     Compuware Corp., 02/21/98, $40.00                                                      (35,625)
                                                                                                       -------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                   DECEMBER 31, 1997
         NUMBER OF                                                                                    MARKET VALUE
         CONTRACTS
                  WRITTEN CALL OPTIONS - (CONTINUED)
                    OIL & GAS DRILLING - (0.01%)
              575     Noble Drilling Corp., 01/17/98, $35.00                                           $      (7,188)
                                                                                                       -------------
                    TELEPHONE - LONG DISTANCE - (0.01%)
              250     MCI Communications Corp., 04/18/98, $50.00                                              (9,375)
                                                                                                       -------------
                      TOTAL WRITTEN CALL OPTIONS - PROCEEDS ($176,657)                                       (52,188)
                                                                                                       -------------
                      TOTAL OPTIONS WRITTEN - PROCEEDS ($4,385,657)                                    $  (8,075,806)
                                                                                                       =============

The accompanying notes are an integral part of these financial statements.

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                       WITH REPORT OF INDEPENDENT AUDITORS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                    CONTENTS

Report of Independent Auditors................................................ 1
Statement of Assets, Liabilities and Partners' Capital........................ 2
Statement of Operations....................................................... 3
Statement of Changes in Partners' Capital - Net Assets........................ 4
Notes to Financial Statements................................................. 5
Schedule of Portfolio Investments.............................................15
Schedule of Securities Sold, Not Yet Purchased................................20
Schedule of Written Options...................................................21

                          [LETTERHEAD OF ERNST & YOUNG]

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Augusta Partners, L.P.

We have audited the accompanying statement of assets, liabilities and partners' capital of Augusta Partners, L.P., including the schedules of portfolio investments, securities sold, not yet purchased, and written options, as of December 31, 1998, and the related statement of operations for the year then ended, and the statement of changes in partners' capital - net assets for each of the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1998, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Augusta Partners, L.P. at December 31, 1998, the results of its operations for the year then ended, and the changes in its partners' capital - net assets for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
February 12, 1999

AUGUSTA PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                               DECEMBER 31, 1998
ASSETS

Cash                                                                                                $  10,502
Investments in securities, at market (identified cost - $127,558)                                     157,826
Due from broker                                                                                        17,418
Dividends receivable                                                                                        1
Interest receivable                                                                                       169
Organizational costs (net of accumulated amortization of $321)                                            370
Other assets                                                                                               53
                                                                                                    ---------
       TOTAL ASSETS                                                                                   186,339
                                                                                                    ---------

LIABILITIES

Securities sold, not yet purchased, at market (proceeds of sales - $15,247)                            18,565
Outstanding options written, at value (premiums received - $5,326)                                      5,221
Withdrawals payable                                                                                    43,611
Dividends payable on securities sold, not yet purchased                                                    34
Management fee payable                                                                                    128
Accrued expenses                                                                                          329
                                                                                                    ---------
       TOTAL LIABILITIES                                                                               67,888
                                                                                                    ---------
             NET ASSETS                                                                             $ 118,451
                                                                                                    =========

PARTNERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions - net                                                                          $ 47,054
Accumulated net investment loss                                                                        (1,284)
Accumulated net realized gain on investments                                                           45,626
Accumulated net unrealized appreciation                                                                27,055
                                                                                                    ---------
       PARTNERS' CAPITAL - NET ASSETS                                                               $ 118,451
                                                                                                    =========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                                  YEAR ENDED
                                                                                               DECEMBER 31, 1998
INVESTMENT INCOME

    Interest                                                                                         $  1,715
    Dividends                                                                                             616
                                                                                                     --------
                                                                                                        2,331
                                                                                                     --------
EXPENSES
    OPERATING EXPENSES:
       Management fee                                                                                   1,442
       Professional fees                                                                                  316
       Administration fees                                                                                200
       Amortization of organizational costs                                                               138
       Custodian fees                                                                                      68
       Insurance expense                                                                                   49
       Individual General Partners' fees and expenses                                                      25
       Miscellaneous                                                                                       22
                                                                                                     --------
         TOTAL OPERATING EXPENSES                                                                       2,260
       Interest expense                                                                                   257
       Dividends on securities sold, not yet purchased                                                    175
                                                                                                     --------
         TOTAL EXPENSES                                                                                 2,692
                                                                                                     --------
         NET INVESTMENT LOSS                                                                             (361)
                                                                                                     --------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS

    REALIZED GAIN (LOSS) ON INVESTMENTS:
       Investment securities                                                                           19,460
       Purchased options                                                                               (4,373)
       Futures transactions                                                                               (89)
       Written options                                                                                 (1,377)
       Short sales                                                                                        156
                                                                                                     --------
          NET REALIZED GAIN ON INVESTMENTS                                                             13,777
                                                                                                     --------
    NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS                                               10,678
                                                                                                     --------
          NET REALIZED AND UNREALIZED GAIN                                                             24,455
                                                                                                     --------
          INCREASE IN PARTNERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES                           $ 24,094
                                                                                                     ========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                     YEAR ENDED                    YEAR ENDED
                                                                  DECEMBER 31, 1998             DECEMBER 31, 1997
FROM INVESTMENT ACTIVITIES
    Net investment loss                                              $     (361)                    $    (619)
    Net realized gain on investments                                     13,777                        23,297
    Net change in unrealized appreciation on
       investments                                                       10,678                         7,585
                                                                     ----------                     ---------
       INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM INVESTMENT ACTIVITIES                                   24,094                        30,263

PARTNERS' CAPITAL TRANSACTIONS
    Capital contributions                                                 9,618                             0
    Capital withdrawals - General Partner                                (5,067)                       (9,573)
    Capital withdrawals - Limited Partners                              (38,960)                       (8,969)
                                                                     ----------                     ---------
       DECREASE IN PARTNERS' CAPITAL
            DERIVED FROM CAPITAL TRANSACTIONS                           (34,409)                      (18,542)
       PARTNERS' CAPITAL AT BEGINNING OF PERIOD                         128,766                       117,045
                                                                     ----------                     ---------
       PARTNERS' CAPITAL AT END OF PERIOD                            $  118,451                     $ 128,766
                                                                     ==========                     =========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 1998
--------------------------------------------------------------------------------

      1.    ORGANIZATION

            Augusta Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on May 30, 1996. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership will operate until December 31, 2021 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement, as amended and restated on July 16, 1996, and as further amended October 29, 1997. The Partnership's investment objective is to achieve capital appreciation. The Partnership pursues this objective by investing principally in equity securities of publicly-traded U.S. companies. The Partnership may also invest in equity securities of foreign issuers and in bonds, options and other fixed-income securities of U.S. and foreign issuers, as well as other financial instruments.

            There are four "Individual General Partners" and a "Manager." The Manager is Augusta Management, L.L.C. whose principal members are CIBC Oppenheimer Corp. (formerly Oppenheimer & Co., Inc.) and Ardsley Advisory Partners ("Ardsley"). Investment professionals at Ardsley manage the Partnership's investment portfolio on behalf of the Manager under CIBC Oppenheimer Corp.'s ("CIBC Opco") supervision.

            The acceptance of initial and additional contributions is subject to approval by the Manager. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Manager expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners once in each year effective as of the end of each such year.

      2.    SIGNIFICANT ACCOUNTING POLICIES

            The preparation of financial statements in conformity with generally accepted accounting principles requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Manager believes that the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

            A.    PORTFOLIO VALUATION

            Securities and commodities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            A.    PORTFOLIO VALUATION (CONTINUED)

            Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

            Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service, which employs a matrix to determine valuation for normal institutional size trading units, or consultation with brokers and dealers in such securities. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

            Futures contracts and options thereon, which are traded on commodities exchanges, are valued at their settlement value as of the close of such exchanges.

            All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of such securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            A.    PORTFOLIO VALUATION (CONTINUED)

            net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

            The Partnership may enter into transactions in financial futures, foreign exchange options and foreign currency forward contracts that are used for hedging and nonhedging purposes. These contracts are valued at fair value with the resulting gains and losses included in net gain from investment transactions. The Partnership did not hold any financial futures, foreign exchange options or foreign currency forward contracts at December 31, 1998.

            B.    ORGANIZATION COSTS

            The expenses incurred by the Partnership in connection with its organization are being amortized over a 60 month period beginning with the commencement of operations, September 4, 1996.

            C.    INCOME TAXES

            No Federal, state or local income taxes will be provided on the profits of the Partnership since the partners are individually liable for their share of the Partnership's income.

      3.    MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER

            CIBC Opco provides certain management and administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC Opco a monthly management fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month, excluding assets attributable to the Manager's capital account.

            During the year ended December 31, 1998, CIBC Opco earned $31,757 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

            At the end of the twelve month period following the admission of a limited partner to the Partnership, and generally at the end of each fiscal year thereafter, the Manager is entitled to an incentive allocation of 20% of net profits, if any, that have been credited to the capital

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      3.    MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER (CONTINUED)

            account of such limited partner during such period. The incentive allocation will be charged to a limited partner only to the extent that cumulative net profits with respect to such limited partner through the close of any period exceeds the highest level of cumulative net profits with respect to such limited partner through the close of any prior period. During the year ended December 31, 1998, incentive allocation to the Manager was $4,779,468.

            Each Independent Individual General Partner who is not an "interested person" of the Partnership, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person" does not receive any annual or other fee from the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the year ended December 31, 1998, fees paid to the Individual General Partners (including meeting fees and the annual retainer) and expenses totaled $25,015. One Individual General Partner is an "interested person" of the Partnership.

            The Chase Manhattan Bank serves as Custodian of the Partnership's assets.

            PFPC Inc. serves as Administrator and Accounting Agent to the Partnership, and in that capacity provides certain accounting, record keeping, tax and investor related services.

      4.    SECURITIES TRANSACTIONS

            Aggregate purchases and sales of investment securities, excluding short-term securities, for the year ended December 31, 1998, amounted to $1,001,476,737 and $1,010,690,845, respectively.

            At December 31, 1998, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At December 31, 1998, accumulated net unrealized appreciation on investments, options, and securities sold, not yet purchased, was $27,054,777, consisting of $36,182,803 gross unrealized appreciation and $9,128,026 gross unrealized depreciation.

            Due from broker primarily represents receivables and payables from unsettled security trades, short sales and written options.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      5.    SHORT-TERM BORROWINGS

            The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian. As of December 31, 1998, the Partnership did not have any margin borrowings outstanding. For the year ended December 31, 1998, the average daily amount of such borrowings was $3,138,396.

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

            In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.

            The Partnership maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

            The Partnership's foreign exchange trading activities involve the purchase and sale (writing) of foreign exchange options having various maturity dates. The Partnership may seek to limit its exposure to foreign exchange rate movements by hedging such option positions with foreign exchange positions in spot currency, futures and forward contracts. At December 31, 1998, the Partnership had no spot currency, futures or forward contracts outstanding.

            Securities sold, not yet purchased represent obligations of the Partnership to deliver specified securities and thereby creates a liability to purchase such securities in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK (CONTINUED)

            Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount indicated in the statement of assets, liabilities and partners' capital.

            The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

            When the Partnership writes an option, the premium received by the Partnership is recorded as a liability and is subsequently adjusted to the current market value of the option written. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Partnership has realized a gain or loss. In writing an option, the Partnership bears the market risk of an unfavorable change in the price of the security or currency underlying the written option.

            Exercise of an option written by the Partnership could result in the Partnership selling or buying a security or currency at a price different from the current market value.

            Transactions in purchased options were as follows:

                                                     CALL OPTIONS                        PUT OPTIONS
                                            ------------------------------      -------------------------------
                                               NUMBER                             NUMBER
                                            OF CONTRACTS          COST          OF CONTRACTS           COST
                                            ------------          ----          ------------           ----
              Beginning balance                      750      $    847,562           340,000       $  4,743,000
              Options purchased                  100,070        30,811,515           187,965         18,532,203
              Options closed                     (56,430)      (28,237,740)         (526,810)       (22,402,597)
              Expired options                     (5,720)       (1,669,999)             (675)          (151,166)
                                            ------------      ------------      ------------       ------------
              Options outstanding at
               December 31, 1998                  38,670      $  1,751,338               480       $    721,440
                                            ============      ============      ============       ============

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK (CONTINUED)

            Transactions in written options were as follows:

                                                     CALL OPTIONS                         PUT OPTIONS
                                            -----------------------------       -------------------------------
                                               NUMBER          AMOUNT OF           NUMBER            AMOUNT OF
                                            OF CONTRACTS        PREMIUM         OF CONTRACTS          PREMIUM
                                            ------------        -------         ------------          -------
              Beginning balance                    1,125      $    176,657           270,000       $  4,209,000
              Options written                     38,235        19,742,867           182,185          8,114,639
              Options closed                     (24,965)      (14,021,963)         (452,185)       (12,323,639)
              Expired options                     (2,835)         (571,500)               (0)                (0)
                                            ------------      ------------      ------------       ------------
              Options outstanding at
               December 31, 1998                  11,560      $  5,326,061                 0       $          0
                                            ============      ============      ============       ============

      7.    FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

            The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                     NET GAINS / (LOSSES)
                                                      FOR THE YEAR ENDED
                                                       DECEMBER 31, 1998
                                                     --------------------

           Equity securities                              $29,451,879
           Equity options                                    (319,360)
           Equity index options                            (1,799,520)
           Cross currency options                          (9,625,237)
           Written options                                  2,418,763
           Fixed income securities                          2,869,638
           Futures                                           (88 ,726)
           FOREIGN SECURITIES:
               Equities                                     1,547,063
                                                          -----------
                                                          $24,454,500
                                                          ===========

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      7.    FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES
            (CONTINUED)

            The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                            AVERAGE MARKET VALUE
                                       MARKET VALUE AT       FOR THE YEAR ENDED
                                      DECEMBER 31, 1998       DECEMBER 31, 1998
                                      -----------------     --------------------

            ASSETS:
              Equity options            $   3,209,590            $ 2,495,471
              Equity index options            672,000              2,119,683
              Cross currency options                0                284,352

            LIABILITIES:
              Written options              (5,220,625)            (3,640,028)

            Average market values presented above are based upon month-end market values during the year ended December 31, 1998.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      8.    SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

            The following represents the ratios to average net assets and other supplemental information for each period.

                                                                                                 SEPTEMBER 4, 1996
                                                                                                 (COMMENCEMENT OF
                                                 YEAR ENDED                YEAR ENDED              OPERATIONS) TO
                                              DECEMBER 31, 1998         DECEMBER 31, 1997        DECEMBER 31, 1996
                                              -----------------         -----------------        -----------------
Ratio of net investment loss to
   average net assets                               (0.25%)                   (0.48%)                   (0.83%)*
Ratio of operating expenses to
   average net assets                                1.57%                     1.61%                     2.27%*
Ratio of interest expense to
   average net assets                                0.18%                     0.07%                     0.01%*
Ratio of dividends on securities
   sold, not yet purchased
   to average net assets                             0.12%                     0.12%                     0.06%*
Total return ***                                    17.45%                    25.94%                    17.20%
Portfolio turnover rate                               723%                      627%                      215%
Average commission rate paid **                  $   0.0584                 $  0.0527                  $ 0.0569
Average debt ratio                                   2.19%                     1.04%                     0.28%

      *     Annualized.
      ** Average commission rate paid on purchases and sales of investment securities held long.
      *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Partnership interest on the last day of the period noted, before incentive allocation to the Manager, if any. Total returns for a period of less than a full year are not annualized.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      9.    SUBSEQUENT EVENT

            On January 1, 1999 the Partnership received additional Limited Partner capital contributions of approximately $1,875,000.

      10.   YEAR 2000 (UNAUDITED)

            Like other investment companies, financial and business organizations around the world, the Partnership could be adversely affected if the computer systems it uses and those used by the Partnership's brokers and other major service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Issue."

            The Partnership has assessed its computer systems and the systems compliance issues of its brokers and other major service providers. The Partnership has taken steps that it believes are reasonably designed to address the Year 2000 Issue with respect to the computer systems it uses and has obtained satisfactory assurances that comparable steps are being taken by its brokers and other major service providers. At this time, however, there can be no assurance that these steps will be sufficient to address all Year 2000 Issues. The inability of the Partnership or its third party providers to timely complete all necessary procedures to address the Year 2000 Issue could have a material adverse effect on the Partnership's operations. Management will continue to monitor the status of and its exposure to this issue. For the year ended December 31, 1998, the Partnership incurred no Year 2000 related expenses, and it does not expect to incur significant Year 2000 expenses in the future.

            The Partnership intends to develop contingency plans intended to ensure that third party non-compliance will not materially affect the Partnership's operations.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS
--------------------------------------------------------------------------------

                                                                                   DECEMBER 31, 1998
           SHARES                                                                     MARKET VALUE
                   COMMON STOCKS - 116.56%
                     AIRLINES - 5.49%
           125,000     US Airways Group, Inc.                               (a)        $  6,500,000
                                                                                       ------------
                     APPLICATIONS SOFTWARE - 5.13%
           110,000     Clarify, Inc. *                                                    2,688,180
           100,000     Siebel Systems, Inc. *                                             3,393,800
                                                                                       ------------
                                                                                          6,081,980
                                                                                       ------------
                     CABLE TV - 2.58%
            65,000     MediaOne Group, Inc. *                               (a)           3,055,000
                                                                                       ------------
                     CELLULAR TELECOMMUNICATIONS - 1.18%
           150,000     Omnipoint Corp. *                                                  1,396,950
                                                                                       ------------
                     COMPUTER GRAPHICS - 1.99%
           125,000     Discreet Logic, Inc. *                               (b)           2,359,375
                                                                                       ------------
                     COMPUTER SERVICES - 2.12%
            50,000     Electronic Data Systems Corp.                                      2,509,400
                                                                                       ------------
                     COMPUTER SOFTWARE - 18.03%
           120,000     Compuware Corp. *                                                  9,375,000
            45,000     Microsoft Corp. *                                    (a)           6,240,960
           300,000     Platinum Technology, Inc. *                          (b)           5,737,500
                                                                                       ------------
                                                                                         21,353,460
                                                                                       ------------
                     COMPUTERS - INTEGRATED SYSTEMS - 5.61%
           350,000     Saville Systems PLC, Sponsored ADR *                 (b)           6,650,000
                                                                                       ------------
                     DIVERSIFIED FINANCIAL SERVICES - 3.98%
            95,000     Citigroup, Inc.                                      (a)           4,720,360
                                                                                       ------------
                     DRUG DELIVERY SYSTEMS - 2.34%
           125,000     Alkermes, Inc. *                                     (b)           2,773,500
                                                                                       ------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                   DECEMBER 31, 1998
           SHARES                                                                     MARKET VALUE
                   COMMON STOCKS -  (CONTINUED)
                     EDUCATIONAL SOFTWARE - 1.88%
           150,000     CBT Group PLC, Sponsored ADR *                                  $  2,231,250
                                                                                       ------------
                     LIFE/HEALTH INSURANCE - 1.93%
            75,000     Conseco, Inc.                                                      2,287,500
                                                                                       ------------
                     MEDICAL - BIOMEDICAL/GENE - 4.90%
            40,000     Biogen, Inc.  *                                      (b)           3,320,000
            55,000     Centocor, Inc. *                                                   2,481,875
                                                                                       ------------
                                                                                          5,801,875
                                                                                       ------------
                     MEDICAL - DRUGS - 9.78%
            75,000     BioChem Pharma, Inc. *                                             2,146,875
           125,000     ChiRex, Inc. *                                       (a)           2,671,875
            50,000     Forest Laboratories, Inc. *                                        2,659,400
           100,000     Gilead Sciences, Inc. *                              (a)           4,106,300
                                                                                       ------------
                                                                                         11,584,450
                                                                                       ------------
                     NETWORKING PRODUCTS - 4.73%
           125,000     3Com Corp. *                                                       5,601,625
                                                                                       ------------
                     OFFICE AUTOMATION & EQUIPMENT - 2.19%
           620,000     Danka Business Systems PLC, Sponsored ADR                          2,596,560
                                                                                       ------------
                     OIL EXPLORATION & PRODUCTION - 0.50%
            85,000     EEX Corp.                                                            595,000
                                                                                       ------------
                     OIL FIELD MACHINERY & EQUIPMENT - 1.64%
           100,000     Weatherford International, Inc. *                                  1,937,500
                                                                                       ------------
                     OIL & GAS DRILLING - 0.47%
            73,000     R & B Falcon Corp. *                                                 552,099
                                                                                       ------------
                     PRIVATE CORRECTIONS - 4.76%
           275,000     Corrections Corporation of America *                               5,637,500
                                                                                       ------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                   DECEMBER 31, 1998
           SHARES                                                                     MARKET VALUE
                   COMMON STOCKS -  (CONTINUED)
                     RETAIL - COMPUTER EQUIPMENT - 1.38%
           125,000     CompUSA, Inc. *                                                 $  1,632,875
                                                                                       ------------
                     RETAIL - OFFICE SUPPLIES - 0.66%
           150,000     Corporate Express, Inc. *                                            778,200
                                                                                       ------------
                     RETAIL - REGIONAL DEPARTMENT STORES - 2.00%
            75,000     Saks, Inc. *                                                       2,367,225
                                                                                       ------------
                     RETAIL - RESTAURANTS - 3.03%
            90,000     Outback Steakhouse, Inc. *                                         3,588,750
                                                                                       ------------
                     SATELLITE TELECOMMUNICATIONS - 5.08%
           280,000     ICG Communications, Inc. *                           (b)           6,020,000
                                                                                       ------------
                     TELECOMMUNICATIONS EQUIPMENT - 8.12%
           100,000     Associated Group, Inc., Class B *                    (a)           4,250,000
           250,000     Premisys Communications, Inc. *                                    2,297,000
            65,000     Superior TeleCom, Inc.                                             3,071,250
                                                                                       ------------
                                                                                          9,618,250
                                                                                       -------------
                     TELECOMMUNICATIONS SERVICES - 5.94%
           195,000     Hyperion Telecommunications, Inc., Class A *                       2,949,375
            40,000     Level 3 Communications, Inc. *                                     1,725,000
            30,000     NTL, Inc. *                                                        1,693,140
           250,000     SmarTalk TeleServices, Inc. *                                        664,000
                                                                                       ------------
                                                                                          7,031,515
                                                                                       ------------
                     TELEPHONE - LOCAL - 0.94%
           175,000     e.spire Communications, Inc. *                                     1,115,625
                                                                                       ------------
                     TELEPHONE - LONG DISTANCE - 8.18%
           135,000     MCI WorldCom, Inc. *                                               9,686,250
                                                                                       ------------
                       TOTAL COMMON STOCKS (COST $112,348,973)                          138,064,074
                                                                                       ============

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                   DECEMBER 31, 1998
           SHARES                                                                     MARKET VALUE
                   PREFERRED STOCKS - 2.07%
                     AGRICULTURAL BIOTECHNOLOGY - 2.07%
            50,000     Monsanto Co., 6.50%, Adjustable Conversion-Rate
                         Equity Security Units                                         $  2,450,000
                                                                                       ------------
                       TOTAL PREFERRED STOCKS (COST $2,071,400)                           2,450,000
                                                                                       ============
       FACE
      AMOUNT
                   CONVERTIBLE BONDS - 11.33%
                     TELECOMMUNICATIONS EQUIPMENT - 11.33%
        $8,000,000     NTL, Inc., 7.00%, 06/15/08, 144A**                                12,080,000
         5,000,000     SmarTalk TeleServices, Inc., 5.75%, 09/15/04                       1,350,000
                                                                                       ------------
                                                                                         13,430,000
                                                                                       ------------
                       TOTAL CONVERTIBLE BONDS (COST $10,665,236)                        13,430,000
                                                                                       ============
    NUMBER OF
    CONTRACTS
                   CALL OPTIONS - 2.71%
                     COMMERCIAL SERVICES - 0.55%
             1,495     Cendant Corp., 01/16/99, $15.00                                      654,063
                                                                                       ------------
                     OTC DERIVATIVE - 2.16%
               175     OTC Stock Basket, 04/19/99, $100.00                                1,804,283
            37,000     OTC Stock Basket, 06/14/99, $100.00                                  751,244
                                                                                       ------------
                                                                                          2,555,527
                                                                                       ------------
                       TOTAL CALL OPTIONS (COST $1,751,338)                               3,209,590
                                                                                       ============

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                   DECEMBER 31, 1998
           SHARES                                                                     MARKET VALUE
                   PUT OPTIONS - 0.57%
                     INDEX - 0.57%
               480     S&P 500 Index, 01/16/99, $1,220.00                              $    672,000
                                                                                       ------------
                       TOTAL PUT OPTIONS (COST $721,440)                                    672,000
                                                                                       ============

                       TOTAL INVESTMENTS (COST $127,558,387) - 133.24%                  157,825,664
                                                                                       ============
                       OTHER ASSETS, LESS LIABILITIES - (33.24%)                        (39,374,974)
                                                                                       ------------
                       NET ASSETS - 100.00%                                            $118,450,690
                                                                                       ============

(a) Partially or wholly held in a pledged account by the Custodian as collateral for securities sold short.
(b) Partially or wholly held in a pledged account by the Custodian as collateral for open written options.
*     Non-income producing security.
** Security exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions exempt from registration normally to qualified buyers. At December 31, 1998, this security amounted to $12,080,000 or 10.2% of net assets.

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF SECURITIES SOLD, NOT YET PURCHASED
--------------------------------------------------------------------------------

                                                                                   DECEMBER 31, 1998
           SHARES                                                                     MARKET VALUE
                   SHORT COMMON STOCK - (15.67%)
                     CELLULAR TELECOMMUNICATIONS - (0.82%)
            25,000     WinStar Communications, Inc.                                  $   (975,000)
                                                                                     ------------
                     CHEMICALS - DIVERSIFIED - (1.15%)
            15,000     Dow Chemical Co.                                                (1,364,070)
                                                                                     ------------
                     COMMERCIAL BANKS - (2.33%)
           115,000     Synovus Financial Corp.                                         (2,760,000)
                                                                                     ------------
                     COSMETICS & TOILETRIES - (1.68%)
            45,000     Avon Products, Inc.                                             (1,991,250)
                                                                                     ------------
                     FOOD - RETAIL - (1.15%)
             1,800     Carrefour SA                                                    (1,359,501)
                                                                                     ------------
                     MACHINERY - CONSTRUCTION & MINING - (0.97%)
            25,000     Caterpillar, Inc.                                               (1,150,000)
                                                                                     ------------
                     MEDICAL PRODUCTS - (0.49%)
            19,296     Closure Medical Corp.                                             (575,272)
                                                                                     ------------
                     TELECOMMUNICATIONS SERVICES - (3.64%)
           100,000     Level 3 Communications, Inc.                                    (4,312,500)
                                                                                     ------------
                     THERAPEUTICS - (3.44%)
            70,000     Biomatrix, Inc.                                                 (4,077,500)
                                                                                     ------------
                     TOTAL SHORT COMMON STOCK - (PROCEEDS $15,247,157)               $(18,565,093)
                                                                                     ============

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF WRITTEN OPTIONS
--------------------------------------------------------------------------------

          NUMBER OF                                                                DECEMBER 31, 1998
          CONTRACTS                                                                   MARKET VALUE
                   WRITTEN CALL OPTIONS - (4.41%)
                     APPLICATIONS SOFTWARE - (0.62%)
             1,100     Clarify, Inc., 02/20/99, $22.50                               $   (343,750)
             1,000     Siebel System, Inc., 01/16/99, $30.00                             (387,500)
                                                                                     ------------
                                                                                         (731,250)
                                                                                     ------------
                     COMPUTER SERVICES - (0.08%)
               500     Electronic Data Systems Corp., 01/16/99, $50.00                    (93,750)
                                                                                     ------------
                     COMPUTER SOFTWARE - (0.33%)
               600     Autodesk Corp., 01/16/99, $45.00                                   (67,500)
               600     Compuware Corp., 02/20/99, $80.00                                 (330,000)
                                                                                     ------------
                                                                                         (397,500)
                                                                                     ------------
                     COSMETICS & TOILETRIES - (0.96%)
             1,075     Colgate-Palmolive Co., 01/22/00, $100.00                        (1,142,188)
                                                                                     ------------
                     DIVERSIFIED FINANCIAL SERVICES - (0.12%)
               950     Citigroup, Inc. 01/16/99, $50.00                                  (142,500)
                                                                                     ------------
                     EDUCATIONAL SOFTWARE - 0.06%)
               600     CBT Group PLC, Sponsored ADR 02/20/99, $17.50                      (67,500)
                                                                                     ------------
                     MEDICAL - BIOMEDICAL/GENE - (0.01%)
               300     Centocor, Inc., 01/16/99, $50.00                                   (11,250)
               250     Centocor, Inc., 01/16/99, $55.00                                    (3,125)
                                                                                     ------------
                                                                                          (14,375)
                                                                                     ------------
                     MEDICAL - DRUGS - (2.18%)
               270     American Home Products Corp., 01/16/99, $55.00                     (54,000)
               500     Forest Laboratories, Inc., 02/20/99, $55.00                       (143,750)
             1,045     Merck & Co., Inc., 01/22/00, $160.00                            (1,489,125)
               870     Warner-Lambert Co., 01/22/00, $85.00                              (891,750)
                                                                                     ------------
                                                                                       (2,578,625)
                                                                                     ------------
                     OIL & GAS DRILLING - (0.04%)
               730     R & B Falcon Corp., 03/20/99, $10.00                               (45,625)
                                                                                     ------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

          NUMBER OF                                                                DECEMBER 31, 1998
          CONTRACTS                                                                   MARKET VALUE
                   WRITTEN CALL OPTIONS - (CONTINUED)
                     TELECOMMUNICATIONS EQUIPMENT - (0.01%)
           1,170       Premisys Communications, Inc., 01/16/99, $12.50               $     (7,312)
                                                                                     ------------
                     TOTAL WRITTEN CALL OPTIONS - (PROCEEDS $5,326,061)              $ (5,220,625)
                                                                                     ============

The accompanying notes are an integral part of these financial statements.

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                            FOR THE SIX MONTHS ENDED
                                 JUNE 30, 1999
                                  (UNAUDITED)

                             AUGUSTA PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                            FOR THE SIX MONTHS ENDED
                                 JUNE 30, 1999

                                  (UNAUDITED)

                                    CONTENTS

Statement of Assets, Liabilities and Partners' Capital....................... 1
Statement of Operations...................................................... 2
Statement of Changes in Partners' Capital - Net Assets....................... 3
Notes to Financial Statements................................................ 4
Schedule of Portfolio Investments............................................13
Schedule of Securities Sold, Not Yet Purchased...............................18
Schedule of Written Options..................................................20

AUGUSTA PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                  JUNE 30, 1999
                                                                                    (UNAUDITED)
ASSETS

Cash                                                                                 $   6,215
Investments in securities, at market (identified cost - $129,879)                      163,127
Due from broker                                                                          6,617
Dividends receivable                                                                       893
Interest receivable                                                                         41
Organizational costs (net of accumulated amortization of $390)                             301
Other assets                                                                                47
                                                                                     ---------
       TOTAL ASSETS                                                                    177,241
                                                                                     ---------
LIABILITIES

Securities sold, not yet purchased, at market (proceeds of sales - $15,982)             16,244
Outstanding options written, at value (premiums received - $1,437)                       1,296
Loan interest payable                                                                        6
Dividends payable on securities sold, not yet purchased                                      7
Management fee payable                                                                     122
Accrued expenses                                                                           298
                                                                                     ---------
       TOTAL LIABILITIES                                                                17,973
                                                                                     ---------
             NET ASSETS                                                              $ 159,268
                                                                                     =========

PARTNERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions - net                                                           $ 48,932
Accumulated net investment loss                                                         (1,617)
Accumulated net realized gain on investments                                            78,826
Accumulated net unrealized appreciation                                                 33,127
                                                                                     ---------
       PARTNERS' CAPITAL - NET ASSETS                                                $ 159,268
                                                                                     =========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                SIX MONTHS ENDED
                                                                                  JUNE 30, 1999
                                                                                   (UNAUDITEDD)
INVESTMENT INCOME
    Dividends                                                                        $    437
    Interest                                                                              538
                                                                                     --------
                                                                                          975
                                                                                     --------
EXPENSES
    OPERATING EXPENSES:
       Management fee                                                                     623
       Professional fees                                                                  174
       Administration fees                                                                 93
       Amortization of organizational costs                                                69
       Custodian fees                                                                      47
       Insurance expense                                                                   15
       Individual General Partners' fees and expenses                                      14
       Miscellaneous                                                                       14
                                                                                     --------
          TOTAL OPERATING EXPENSES                                                      1,049
       Interest expense                                                                   212
       Dividends on securities sold, not yet purchased                                     48
                                                                                     --------
          TOTAL EXPENSES                                                                1,309
                                                                                     --------
          NET INVESTMENT LOSS                                                            (334)
                                                                                     --------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  REALIZED GAIN (LOSS) ON INVESTMENTS:
       Investment securities                                                           37,360
       Foreign securities                                                                 (80)
       Purchased options                                                                3,110
       Written options                                                                    373
       Futures transactions                                                              (184)
       Securities sold, not yet purchased                                              (7,378)
                                                                                     --------
          NET REALIZED GAIN ON INVESTMENTS                                             33,201
                                                                                     --------
    NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS                                6,072
                                                                                     --------
          NET REALIZED AND UNREALIZED GAIN                                             39,273
                                                                                     --------
          INCREASE IN PARTNERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES           $ 38,939
                                                                                     ========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                         SIX MONTHS ENDED          YEAR ENDED
                                                           JUNE 30, 1999        DECEMBER 31, 1998
                                                            (UNAUDITED)
FROM INVESTMENT ACTIVITIES
    Net investment loss                                     $    (334)             $    (361)
    Net realized gain on investments                           33,201                 13,777
    Net change in unrealized appreciation on
       investments                                              6,072                 10,678
                                                            ---------              ---------
       INCREASE IN PARTNERS' CAPITAL
       DERIVED FROM INVESTMENT ACTIVITIES                      38,939                 24,094

PARTNERS' CAPITAL TRANSACTIONS
    Capital contributions                                       1,975                  9,618
    Capital withdrawals - General Partner                         (97)                (5,067)
    Capital withdrawals - Limited Partners                         (0)               (38,960)
                                                            ---------              ---------
       INCREASE (DECREASE) IN PARTNERS' CAPITAL
       DERIVED FROM CAPITAL TRANSACTIONS                        1,878                (34,409)

       PARTNERS' CAPITAL AT BEGINNING OF PERIOD               118,451                128,766
                                                            ---------              ---------

       PARTNERS' CAPITAL AT END OF PERIOD                   $ 159,268              $ 118,451
                                                            =========              =========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENTS - JUNE 30, 1999 (UNAUDITED)
--------------------------------------------------------------------------------

      1.    ORGANIZATION

            Augusta Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on May 30, 1996. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership will operate until December 31, 2021 unless further extended or sooner terminated as provided for in the Second Amended and Restated Limited Partnership Agreement, dated as of February 10, 1999. The Partnership's investment objective is to achieve capital appreciation. The Partnership pursues this objective by investing principally in equity securities of publicly-traded U.S. companies. The Partnership may also invest in equity securities of foreign issuers and in bonds, options and other fixed-income securities of U.S. and foreign issuers, as well as other financial instruments.

            There are four "Individual General Partners", who serve as the governing board of the Partnership, and a "Manager." The Manager is Augusta Management, L.L.C., whose principal members are CIBC World Markets Corp. (formerly CIBC Oppenheimer Corp.) and Ardsley Advisory Partners ("Ardsley"). Investment professionals at Ardsley manage the Partnership's investment portfolio on behalf of the Manager under the supervision of CIBC World Market Corp. ("CIBC WM").

            The acceptance of initial and additional contributions is subject to approval by the Manager. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Manager expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners once in each year effective as of the end of each such year.

      2.    SIGNIFICANT ACCOUNTING POLICIES

            The preparation of financial statements in conformity with generally accepted accounting principles requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Manager believes that the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

            A.    PORTFOLIO VALUATION

            Securities and commodities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            A.    PORTFOLIO VALUATION (CONTINUED)

            Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite asked prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or asked prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or asked prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

            Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service, which employs a matrix to determine valuation for normal institutional size trading units, or consultation with brokers and dealers in such securities. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

            Futures contracts and options thereon, which are traded on commodities exchanges, are valued at their settlement value as of the close of such exchanges.

            All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of such securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            A.    PORTFOLIO VALUATION (CONTINUED)

            The Partnership may enter into transactions in financial futures, foreign exchange options and foreign currency forward contracts that are used for hedging and nonhedging purposes. These contracts are valued at fair value with the resulting gains and losses included in net gain from investment transactions. The Partnership did not hold any financial futures, foreign exchange options or foreign currency forward contracts at June 30, 1999.

            B.    ORGANIZATION COSTS

            The expenses incurred by the Partnership in connection with its organization are being amortized over a 60-month period beginning with the commencement of operations on September 4, 1996.

            C.    INCOME TAXES

            No provision for the payment of Federal, state or local income taxes on the profits of the Partnership will be made. The Partners are individually liable for the income taxes on their share of the Partnership's income.

      3.    MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER

            CIBC WM provides certain management and administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC WM a monthly management fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month, excluding assets attributable to the Manager's capital account.

            During the six months ended June 30, 1999, CIBC WM earned $16,680 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

            At the end of a twelve month period following the admission of a limited partner to the Partnership, and generally at the end of each fiscal year thereafter, the Manager is entitled to an incentive allocation of 20% of net profits, if any, that have been credited to the capital account of such limited partner during such period. The incentive allocation will be charged to a limited partner only to the extent that cumulative net profits with respect to such limited partner through the close of any period exceeds the highest level of cumulative net profits with respect to such limited partner through the close of any prior period.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      3.    MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER (CONTINUED)

            Each Independent Individual General Partner who is not an "interested person" of the Partnership, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person" does not receive any annual or other fee from the Partnership. One Individual General Partner is an "interested person" of the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the six months ended June 30, 1999, fees (including meeting fees and the annual retainer) and expenses paid to the Individual General Partners totaled $21,790.

            Chase Manhattan Bank serves as Custodian of the Partnership's assets.

            PFPC Inc. serves as Administrator and Accounting Agent to the Partnership, and in that capacity provides certain accounting, recordkeeping, tax and investor related services.

      4.    SECURITIES TRANSACTIONS

            Aggregate purchases and sales of investment securities, excluding short-term securities, for the six months ended June 30, 1999, amounted to $444,534,548 and $479,561,377, respectively.

            At June 30, 1999, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At June 30, 1999, accumulated net unrealized appreciation on investments, options, and securities sold, not yet purchased, was $33,127,316, consisting of $33,539,336 gross unrealized appreciation and $412,020 gross unrealized depreciation.

            Due from broker represents receivables and payables from unsettled security trades, securities sold, not yet purchased and written options.

      5.    SHORT-TERM BORROWINGS

            The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian. As of June 30, 1999, the Partnership did not have any margin borrowings outstanding. For the six months ended June 30, 1999, the average daily amount of such borrowings was $6,106,931.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

            In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities, not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the Statement of Assets, Liabilities and Partners' Capital.

            The Partnership maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

            The Partnership's foreign exchange trading activities involve the purchase and sale (writing) of foreign exchange options having various maturity dates. The Partnership may seek to limit its exposure to foreign exchange rate movements by hedging such option positions with foreign exchange positions in spot currency, futures and forward contracts. At June 30, 1999, the Partnership had no spot currency, futures or forward contracts outstanding.

            Securities sold, not yet purchased represent obligations of the Partnership to deliver specified securities and thereby creates a liability to purchase such securities in the market at prevailing prices. Accordingly, these transactions result in off-balance sheet risk as the Partnership's ultimate obligation to satisfy the sale of securities sold, not yet purchased may exceed the amount indicated in the Statement of Assets, Liabilities and Partners' Capital.

            The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

            When the Partnership writes an option, the premium received by the Partnership is recorded as a liability and is subsequently adjusted to the current market value of the option written. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Partnership has realized a gain or loss. In writing an option, the Partnership bears the market risk of an unfavorable change in the price of the security or currency underlying the written option.

            Exercise of an option written by the Partnership could result in the Partnership selling or buying a security or currency at a price different from the current market value.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK (CONTINUED)

            Transactions in purchased options were as follows:

                                                     CALL OPTIONS                         PUT OPTIONS
                                            -----------------------------       -------------------------------
                                               NUMBER          AMOUNT OF           NUMBER            AMOUNT OF
                                            OF CONTRACTS        PREMIUM         OF CONTRACTS          PREMIUM
                                            ------------        -------         ------------          -------
              Beginning balance                  38,670       $ 1,751,338               480        $   721,440
              Options purchased                  20,805         6,800,008             6,225          2,700,462
              Options closed                    (52,785)       (5,390,300)           (6,705)        (3,421,902)
              Expired options                      (840)         (448,770)                0                  0
                                            -----------       -----------       -----------        -----------
              Options outstanding at
                 June 30, 1999                    5,850       $ 2,712,276                 0        $         0
                                            ===========       ===========       ===========        ===========

         Transactions in written options were as follows:

                                                     CALL OPTIONS                         PUT OPTIONS
                                            -----------------------------       -------------------------------
                                               NUMBER          AMOUNT OF           NUMBER            AMOUNT OF
                                            OF CONTRACTS        PREMIUM         OF CONTRACTS          PREMIUM
                                            ------------        -------         ------------          -------
              Beginning balance                  11,560       $ 5,326,060                 0        $         0
              Options written                    37,892        15,139,964               280            170,654
              Options closed                    (32,349)      (16,377,739)             (280)          (170,654)
              Expired options                   (10,974)       (2,650,699)                0                  0
              Options split                       1,045                 0                 0                  0
                                            -----------       -----------       -----------        -----------
              Options outstanding at
                 June 30, 1999                    7,174       $ 1,437,586                 0        $         0
                                            ===========       ===========       ===========        ===========

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      7.    FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

            The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                         NET GAINS / (LOSSES)
                                                       FOR THE SIX MONTHS ENDED
                                                             JUNE 30, 1999
                                                       ------------------------

            Equity securities                                 $35,759,369
            Equity options                                      3,549,606
            Equity index options                                 (529,445)
            Written options                                       408,180
            Fixed income securities                               499,912
            Futures                                              (183,773)
            FOREIGN SECURITIES:
                      Equities                                   (230,831)
                                                              -----------
                                                              $39,273,018
                                                              ===========

            The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                           AVERAGE MARKET VALUE
                                     MARKET VALUE AT       FOR SIX MONTHS ENDED
                                      JUNE 30, 1999            JUNE 30, 1999
                                      -------------        --------------------

            ASSETS:
                Equity options          $ 4,031,250              $ 1,881,502

            LIABILITIES:
                Written options         $(1,296,412)             $(2,991,661)

         Average market values presented above are based upon month-end market values during the six months ended June 30, 1999.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      8.    SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

            The following represents the ratios to average net assets and other supplemental information for each period.

                                                                                                    SEPTEMBER 4, 1996
                                              SIX MONTHS         YEAR               YEAR             (COMMENCEMENT OF
                                                ENDED            ENDED              ENDED              OPERATIONS) TO
                                               JUNE 30,       DECEMBER 31,       DECEMBER 31,           DECEMBER 31,
                                                 1999            1998                1997                  1996
                                                 ----            ----                ----                  ----
Ratio of net investment loss to
   average net assets                           (0.52%)*         (0.25%)            (0.48%)               (0.83%)*
Ratio of operating expenses to
   average net assets                            1.62%*           1.57%              1.61%                 2.27%*
Ratio of interest expense to
   average net assets                            0.33%*           0.18%              0.07%                 0.01%*
Ratio of dividends on securities
   sold, not yet purchased
   to average net assets                         0.08%*           0.12%              0.12%                 0.06%*
Total return ***                                32.36%           17.45%             25.94%                17.20%
Portfolio turnover rate                           312%             723%               627%                  215%
Average commission rate paid **               $  0.0592        $  0.0584          $  0.0527             $  0.0569
Average debt ratio                               4.69%            2.19%              1.04%                 0.28%

*     Annualized.
** Average commission rate paid on purchases and sales of investment securities held long.
*** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Limited Partnership interest on the last day of the period noted, before incentive allocation to the Manager, if any. Total returns for a period of less than a full year are not annualized.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

      9.    YEAR 2000

            Like other investment companies and financial and business organizations around the world, the Partnership could be adversely affected if the computer systems it uses and those used by the Partnership's brokers and other major service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Issue."

            The Partnership has assessed its computer systems and the systems compliance issues of its brokers and other major service providers. The Partnership has taken steps that it believes are reasonably designed to address the Year 2000 Issue with respect to the computer systems it uses and has obtained satisfactory assurances that comparable steps are being taken by its brokers and other major service providers. At this time, however, there can be no assurance that these steps will be sufficient to address all Year 2000 Issues. The inability of the Partnership or its third party providers to timely complete all necessary procedures to address the Year 2000 Issue could have a material adverse effect on the Partnership's operations. Management will continue to monitor the status of and its exposure to this issue. For the six months ended June 30, 1999, the Partnership incurred no Year 2000 related expenses, and it does not expect to incur significant Year 2000 expenses in the future.

            The Partnership intends to develop contingency plans designed to ensure that third party non-compliance will not materially affect the Partnership's operations.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                                    JUNE 30, 1999
               SHARES                                                                                                MARKET VALUE
                      COMMON STOCKS - 91.94%
                          AGRICULTURAL OPERATIONS - 1.29%
               65,000        Delta and Pine Land Co.                                                                  $ 2,047,500
                                                                                                                      -----------
                          APPAREL MANUFACTURERS - 0.97%
               45,000        Jones Apparel Group, Inc. *                                                                1,544,085
                                                                                                                      -----------
                          APPLICATIONS SOFTWARE - 0.73%
               45,000        Peregrine Systems, Inc.                                                                    1,155,960
                                                                                                                      -----------
                          CABLE TV - 4.10%
               45,000        Century Communications Corp., Class A *                                                    2,070,000
               60,000        MediaOne Group, Inc. *                                           (a)                       4,462,500
                                                                                                                      -----------
                                                                                                                        6,532,500
                                                                                                                      -----------
                          CELLULAR TELECOMMUNICATIONS - 1.21%
               15,000        Telecel-Communicacoes Pessoais, SA                                                         1,933,627
                                                                                                                      -----------
                          COMPUTER SOFTWARE - 2.38%
              100,000        Aspect Development, Inc. *                                                                 1,850,000
              140,000        Parametric Technology Corp. *                                                              1,942,500
                                                                                                                      -----------
                                                                                                                        3,792,500
                                                                                                                      -----------
                          COMPUTERS - INTEGRATED SYSTEMS - 2.23%
               75,000        Saville Systems PLC, Sponsored ADR  *                            (a)                       1,087,500
              150,000        Silicon Graphics, Inc. *                                                                   2,456,250
                                                                                                                      -----------
                                                                                                                        3,543,750
                                                                                                                      -----------
                          CONSULTING SERVICES - 1.69%
              105,000        Comdisco, Inc.                                                                             2,690,625
                                                                                                                      -----------
                          DIALYSIS CENTERS - 1.95%
              200,000        Total Renal Care Holdings, Inc. *                                (a)                       3,112,600
                                                                                                                      -----------
                          DIVERSIFIED MANUFACTURING OPERATIONS - 9.52%
              160,000        Tyco International Ltd.                                          (b)                      15,160,000
                                                                                                                      -----------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                                    JUNE 30, 1999
               SHARES                                                                                                MARKET VALUE
                      COMMON STOCK - (CONTINUED)
                          DRUG DELIVERY SYSTEMS - 1.74%
              120,000        Alkermes, Inc.  *                                                                        $ 2,775,000
                                                                                                                      -----------
                          FINANCE - CREDIT CARD - 4.12%
              100,000        CompuCredit Corp.                                                (a)                       1,900,000
               50,000        Providian Financial Corp.                                                                  4,662,500
                                                                                                                      -----------
                                                                                                                        6,562,500
                                                                                                                      -----------
                          HEALTHCARE COST CONTAINMENT - 4.05%
              600,000        Medaphis Corp. *                                                 (a)                       3,450,000
              400,000        MedPartners, Inc. *                                              (a)                       3,000,000
                                                                                                                      -----------
                                                                                                                        6,450,000
                                                                                                                      -----------
                          INTERNET SOFTWARE - 0.11%
                5,000        Northpoint Communications Group, Inc.                                                        182,500
                                                                                                                      -----------
                          MEDICAL-BIOMEDICAL/GENE - 0.73%
               25,000        Centocor, Inc.                                                                             1,165,625
                                                                                                                      -----------
                          MEDICAL - DRUGS - 2.32%
               80,000        Forest Laboratories, Inc. *                                                                3,700,000
                                                                                                                      -----------
                          MEDICAL INFORMATION SYSTEMS - 4.42%
              225,000        IMS Health, Inc.                                                                           7,031,250
                                                                                                                      -----------
                          NETWORKING PRODUCTS - 1.82%
               45,000        Cisco Systems, Inc. *                                                                      2,899,710
                                                                                                                      -----------
                          OFFICE AUTOMATION & EQUIPMENT - 1.41%
              400,000        Danka Business Systems PLC, Sponsored ADR                                                  2,250,000
                                                                                                                      -----------
                          OIL EXPLORATION & PRODUCTION - 4.49%
               70,000        Andarko Petroleum Corp.                                          (a)                       2,576,910
              325,000        Ocean Energy, Inc. *                                             (a)                       3,128,125
              135,000        Vintage Petroleum, Inc.                                                                    1,451,250
                                                                                                                      -----------
                                                                                                                        7,156,285
                                                                                                                      -----------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                                    JUNE 30, 1999
               SHARES                                                                                                MARKET VALUE
                      COMMON STOCK - (CONTINUED)
                          OIL/GAS DRILLING - 1.07%
              125,000        Marine Drilling Companies, Inc. *                                                        $ 1,711,000
                                                                                                                      -----------
                          PHARMACY SERVICES - 1.70%
              215,000        OmniCare, Inc.                                                                             2,714,375
                                                                                                                      -----------
                          PROPERTY/CASUALTY INSURANCE - 2.13%
              120,000        Ace Ltd.                                                                                   3,390,000
                                                                                                                      -----------
                          RETAIL - RESTAURANTS - 2.47%
              100,000        Outback Steakhouse, Inc. *                                                                 3,931,300
                                                                                                                      -----------
                          TELECOMMUNICATIONS EQUIPMENT - 8.20%
               75,000        Associated Group, Inc., Class B *                                                          4,889,100
               30,000        General Instrument Corp.                                                                   1,275,000
              205,000        Superior TeleCom, Inc.  *                                        (a)                       5,125,000
              125,000        World Access, Inc. *                                                                       1,765,625
                                                                                                                      -----------
                                                                                                                       13,054,725
                                                                                                                      -----------
                          TELECOMMUNICATIONS SERVICES - 15.23%
               75,000        Frontier Corp.                                                                             4,396,875
               50,000        Global TeleSystems Group, Inc. *                                                           4,050,000
              175,000        ICG Communications, Inc. *                                                                 3,740,625
              140,000        NTL, Inc. *                                                      (a)                      12,066,320
                                                                                                                      -----------
                                                                                                                       24,253,820
                                                                                                                      -----------
                          TELEPHONE - INTEGRATED - 2.62%
               45,000        AT&T Corp.                                                                                 2,511,585
              150,000        Hellenic Telecommunications Organization, S.A., ADR                                        1,659,450
                                                                                                                      -----------
                                                                                                                        4,171,035
                                                                                                                      -----------
                          TELEPHONE - LOCAL - 2.07%
               45,000        Telephone and Data Systems, Inc.                                                           3,290,625
                                                                                                                      -----------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                                    JUNE 30, 1999
               SHARES                                                                                                MARKET VALUE
                      COMMON STOCK - (CONTINUED)
                          TELEPHONE - LONG DISTANCE - 2.71%
              125,000        Embratel Participacoes S.A., ADR                                                         $ 1,734,375
               30,000        MCI WorldCom, Inc. *                                                                       2,581,890
                                                                                                                      -----------
                                                                                                                        4,316,265
                                                                                                                      -----------
                          THERAPEUTICS - 2.46%
               75,000        Gilead Sciences, Inc. *                                                                    3,918,750
                                                                                                                      -----------
                              TOTAL COMMON STOCKS (COST  $115,555,791)                                                146,437,912
                                                                                                                      ===========
                      PREFERRED STOCK - 4.73%
                          BROADCASTING SERVICES/PROGRAMMING - 4.73%
              150,000        United Global Convertible Preferred, 7.00%                                                 7,537,500
                                                                                                                      -----------
                             TOTAL PREFERRED STOCK (COST  $7,500,000)                                                   7,537,500
                                                                                                                      ===========
                      WARRANTS - 0.19%
                          TELECOMMUNICATIONS SERVICES - 0.19%
                6,000        FirstWorld Communications, $0.01, 04/15/08                                                   300,000
                                                                                                                      -----------
                             TOTAL WARRANTS (COST  $60,000)                                                               300,000
                                                                                                                      ===========
             FACE
            AMOUNT
                      CONVERTIBLE BONDS - 3.03%
                          TELECOMMUNICATIONS SERVICES - 3.03%
           $6,000,000        FirstWorld Communications, 0.00%, 04/15/08, 144A **                                        3,120,000
            5,000,000        SmarTalk TeleServices, Inc., 5.75%, 9/15/04 *                                              1,700,000
                                                                                                                      -----------
                                                                                                                        4,820,000
                                                                                                                      -----------
                             TOTAL CONVERTIBLE BONDS (COST  $4,050,695)                                                 4,820,000
                                                                                                                      ===========

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                                     JUNE 30, 1999
              NUMBER OF                                                                                               MARKET VALUE
              CONTRACTS
                      CALL OPTIONS - 2.53%
                          COMPUTER SOFTWARE - 1.79%
                  600        Microsoft Corp., 07/17/99, $80.00                                                       $    637,500
                3,000        Oracle Corp., 07/17/99, $30.00                                                             2,212,500
                                                                                                                     ------------
                                                                                                                        2,850,000
                                                                                                                     ------------
                          ELECTRONIC COMPONENTS - SEMICONDUCTORS - 0.32%
                1,500        National Semiconductor, 07/17/99, $22.50                                                     506,250
                                                                                                                     ------------
                          MEDICAL - DRUGS - 0.42%
                  750        Warner-Lambert Co., 07/17/99, $60.00                                                         675,000
                                                                                                                     ------------
                             TOTAL CALL OPTIONS (COST $2,712,276)                                                       4,031,250
                                                                                                                     ============

                             TOTAL INVESTMENTS (COST $129,878,762) - 102.42%                                          163,126,662
                                                                                                                     ============
                             OTHER ASSETS, LESS LIABILITIES - (2.42%)                                                  (3,858,355)
                                                                                                                     ------------
                             NET ASSETS - 100.00%                                                                    $159,268,307
                                                                                                                     ============

(a) Partially or wholly held in a pledged account by the Custodian as collateral for securities sold, not yet purchased.
(b) Partially or wholly held in a pledged account by the Custodian as collateral for open written options.
*     Non-income producing security.
** Security exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions exempt from registration normally to qualified buyers. At June 30, 1999, this security amounted to $3,120,000 or 1.96% of net assets.

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF SECURITIES SOLD, NOT YET PURCHASED (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                                    JUNE 30, 1999
               SHARES                                                                                                MARKET VALUE
                      SHORT COMMON STOCK - (10.20%)
                          APPLICATIONS SOFTWARE - (0.40%)
               15,000        I2 Technologies, Inc.                                                                  $    (645,000)
                                                                                                                    -------------
                          COMMERCIAL BANKS - SOUTHERN U.S. - (0.69%)
               55,000        Synovus Financial Corp.                                                                   (1,093,125)
                                                                                                                    -------------
                          ELECTRONIC COMPONENTS - SEMICONDUCTORS - (0.54%)
               15,000        TriQuint Semiconductor, Inc.                                                                (852,188)
                                                                                                                    -------------
                          FIBER OPTICS - (1.42%)
               75,000        Ciena Corp.                                                                               (2,264,063)
                                                                                                                    -------------
                          FINANCE - INVESTMENT BANKER/BROKER - (0.21%)
               10,000        Wit Capital Group, Inc.                                                                     (340,000)
                                                                                                                    -------------
                          FINANCE - MORTGAGE LOAN/BANKER - (0.64%)
               15,000        Federal National Mortgage Association                                                     (1,025,625)
                                                                                                                    -------------
                          INTERNET CONTENT - (0.33%)
               10,000        Media Metrix, Inc.                                                                          (532,500)
                                                                                                                    -------------
                          INTERNET SOFTWARE - (0.22%)
               15,000        Juno Online Services, Inc.                                                                  (345,000)
                                                                                                                    -------------
                          MACHINERY - ELECTRICAL - (0.76%)
               22,500        W.W. Grainger, Inc.                                                                       (1,210,793)
                                                                                                                    -------------
                          MEDICAL PRODUCTS - (0.48%)
               25,596        Closure Medical Corp.                                                                       (767,880)
                                                                                                                    -------------
                          RETAIL - APPAREL/SHOES - (0.95%)
               37,500        The Children's Place Retail Stores, Inc.                                                  (1,518,750)
                                                                                                                    -------------
                          RETAIL - INTERNET - (0.12%)
               10,000        OnSale, Inc.                                                                                (189,375)
                                                                                                                    -------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                                    JUNE 30, 1999
               SHARES                                                                                                MARKET VALUE
                      SHORT COMMON STOCK - (CONTINUED)
                          RETAIL - OFFICE SUPPLIES - (0.73%)
               52,500        Office Depot, Inc.                                                                     $  (1,158,281)
                                                                                                                    -------------
                          Telecommunications Equipment - (0.61%)
               20,000        Tut Systems, Inc.                                                                            (978,760)
                                                                                                                    -------------
                          TELEPHONE - INTEGRATED - (0.80%)
               30,000        Deutsche Telekom AG, Sponsored ADR                                                         (1,267,500)
                                                                                                                    -------------
                          THERAPEUTICS - (1.02%)
               75,000        Biomatrix, Inc.                                                                           (1,617,225)
                                                                                                                    -------------
                          WIRELESS EQUIPMENT - (0.28%)
               10,000        Carrier Access Corp.                                                                        (438,130)
                                                                                                                    -------------
                          TOTAL SHORT COMMON STOCK (PROCEEDS $15,982,437)                                           $ (16,244,195)
                                                                                                                    =============

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

SCHEDULE OF WRITTEN OPTIONS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                                     JUNE 30, 1999
              NUMBER OF                                                                                               MARKET VALUE
              CONTRACTS
                      WRITTEN CALL OPTIONS - (0.81%)
                          AGRICULTURAL BIOTECH - (0.07%)
                  474        Monsanto Co., 10/16/99, $45.00                                                         $    (106,650)
                                                                                                                    -------------
                          APPAREL MANUFACTURERS - (0.04%)
                  300        Jones Apparel Group, Inc., 08/21/99, $35.00                                                  (67,500)
                                                                                                                    -------------
                          COMPUTER SOFTWARE - (0.19%)
                  575        Aspect Development, Inc., 07/17/99, $15.00                                                  (186,875)
                  430        Aspect Development, Inc., 07/17/99, $17.50                                                   (56,459)
                  600        Microsoft Corp., 07/17/99, $95.00                                                            (63,780)
                                                                                                                    -------------
                                                                                                                         (307,114)
                                                                                                                    -------------
                          COMPUTERS - INTEGRATED SYSTEMS - (0.13%)
                  750        Saville Systems, PLC, 08/21/99, $25.00                                                       (16,875)
                1,500        Silicon Graphics, Inc., 08/21/99, $17.50                                                    (187,500)
                                                                                                                    -------------
                                                                                                                         (204,375)
                                                                                                                    -------------
                          COSMETICS & TOILETRIES - (0.14%)
                  220        Colgate-Palmolive Co., 01/22/00, $100.00                                                    (222,750)
                                                                                                                    -------------
                          FINANCE - CREDIT CARD - (0.03%)
                  175        Providian Financial Corp., 07/17/99, $95.00                                                  (54,688)
                                                                                                                    -------------
                          RETAIL - RESTAURANTS - (0.11%)
                  750        Outback Steakhouse, Inc., 08/21/99, $40.00                                                  (182,850)
                                                                                                                    -------------
                          TELECOMMUNICATIONS EQUIPMENT - (0.04%)
                  375        ADC Telecommunications, Inc., 07/17/99, $50.00                                               (60,935)
                                                                                                                    -------------
                          TELECOMMUNICATIONS SERVICES - (0.03%)
                  500        Global TeleSystems, Inc., 07/17/99, $95.00                                                   (37,500)
                  150        NTL, Inc., 07/17/99, $100.00                                                                  (7,500)
                                                                                                                    -------------
                                                                                                                          (45,000)
                                                                                                                    -------------

The accompanying notes are an integral part of these financial statements.

AUGUSTA PARTNERS, L.P.

                                                                                                                     JUNE 30, 1999
              NUMBER OF                                                                                               MARKET VALUE
              CONTRACTS
                      WRITTEN CALL OPTIONS - (CONTINUED)
                          THERAPEUTICS - (0.03%)
                375          Gilead Sciences, Inc., 07/17/99, $55.00                                                $     (44,550)
                                                                                                                    -------------
                             TOTAL WRITTEN CALL OPTIONS (PREMIUM $1,437,586)                                        $  (1,296,412)
                                                                                                                    =============

The accompanying notes are an integral part of these financial statements.